Statement of Additional Information dated 04/28/2006 for
Cash Portfolio Class A

Supplement to SAI dated 07/12/2006

April 28, 2006

STATEMENT OF ADDITIONAL INFORMATION

SMITH BARNEY MONEY FUNDS, INC.

125 Broad Street

New York, New York
10004

(800) 451-2010

Class A Shares

Class C Shares

Class Y Shares

Smith
Barney Money Funds, Inc. (the “Company”) currently offers its shares in two Portfolios (each, a “fund”):

Cash Portfolio

Government
Portfolio

Each fund is a money market fund that
invests in high quality money market instruments. The funds seek to provide:

Daily Income

Convenience

Daily Liquidity

Stability of Net Asset Value

This Statement of Additional Information (the “SAI”) is
not a Prospectus. It is intended to provide more detailed information about the Company and the funds as well as matters discussed in the April 28, 2006 Prospectus applicable to your class of shares (“Prospectus”) and, therefore, should be read in conjunction with such Prospectus. The Prospectus may be obtained from your Smith Barney Financial Advisor, a PFS Investments Inc. (“PFS”) Registered Representative, a broker/dealer, financial intermediary or a financial institution (each called a “Service Agent”) or by writing or calling the Company at the address or phone number set forth above.

There can be no assurance that a fund will achieve its investment objective.

Shares of the funds are not insured or guaranteed by the U.S. Government. There is no assurance that each fund will be able to maintain a stable net asset value of $1.00 per share.

THIS SAI IS NOT A PROSPECTUS AND IS AUTHORIZED FOR DISTRIBUTION TO PROSPECTIVE INVESTORS ONLY IF PRECEDED OR ACCOMPANIED BY AN EFFECTIVE PROSPECTUS.

MANAGEMENT OF THE FUND

DIRECTORS AND OFFICERS

The business and affairs of the Company are managed under the direction of its Board of Directors. The names of the Directors and officers of the Company, together with information as to their principal business occupations during the past five years, are set forth below. The officers of the fund are employees of organizations that provide services to the Company.

Name, Address, and Year of Birth

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Director

Other Directorships Held by Director

INDEPENDENT DIRECTORS

Lee Abraham

13732 LeHavre Drive

Frenchman’s Creek

Palm Beach Gardens, FL 33410
Birth Year: 1927

Director

Since 1999

Retired; Former Director of Signet Group PLC (specialty retail jeweller)

27

None

Jane F. Dasher

Korsant Partners

283 Greenwich Avenue

3rd Floor

Greenwich, CT 06830

Birth Year: 1949

Director

Since 1999

  Controller of PBK   Holdings Inc., a family
investment company

27

None

Donald R. Foley

3668 Freshwater Drive

Jupiter, FL 33477

Birth Year: 1922

Director

Since 1982

Retired

18

None

Richard E. Hanson, Jr.

2751 Vermont Route 140

Poultney, VT 05764

Birth Year: 1941

Director

Since 1999

Retired; Former Head of the New Atlanta Jewish Community High School

27

None

Paul Hardin

12083 Morehead

Chapel Hill, NC

27514-8426

Birth Year: 1931

Director

Since 1994

Professor of Law & Chancellor Emeritus at the University of North Carolina

34

None

Roderick C. Rasmussen

9 Cadence Court

Morristown, NJ 07960

Birth Year: 1926

Director

Since 1982

Investment Counselor

27

None

John P. Toolan

13 Chadwell Place

Morristown, NJ 07960

Birth Year: 1930

Director

Since 1992

Retired

27

None

Name, Address, and Year of Birth

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Director

Other Directorships Held by Director

INTERESTED DIRECTOR:

R. Jay Gerken**

Citigroup Asset Management (“CAM”)

399 Park Avenue

4th Floor

New York, NY 10022

Birth Year: 1951

President and Chief Executive Officer

Since 2002

Chairman, President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer
of certain mutual funds associated with Legg Mason; Formerly, Chairman, Chief Executive Officer and President of Travelers Investment Adviser, Inc., and formerly, Portfolio Manager of Smith Barney Allocation Series Inc. (from 1996-2001) and Smith
Barney Growth and Income Fund (from 1996-2000)

169

None

OFFICERS:

Andrew B. Shoup CAM 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1956

Senior Vice President and Chief Administrative Officer

Since 2003

Director of CAM; Senior Vice President and Chief Administrative Officer of certain mutual funds associated with Legg Mason; Treasurer of certain mutual funds associated with Legg Mason; Head of
International Funds Administration of CAM (from 2001 to 2003); Director of Global Funds Administration of CAM (from 2000 to 2001); Head of U.S. Citibank Funds Administration of CAM (from 1998 to 2000)

N/A

N/A

Martin R. Hanley CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1965

Vice President and Investment Officer

Since 1993

Director of CAM

N/A

N/A

Kevin Kennedy CAM 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1954

Vice President and Investment Officer

Since 2001

Managing Director of CAM

N/A

N/A

Name, Address, and Year of Birth

Position(s) Held with Fund

Term of Office* and Length of Time Served

Principal Occupation(s) During Past 5 Years

Number of Portfolios in Fund Complex Overseen by Director

Other Directorships Held by Director

Robert Brault CAM 125 Broad Street 11th Floor New York, NY 10004 Birth Year: 1965

Chief Financial Officer and Treasurer

Since 2004

Director of CAM; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to
2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002); Vice President of Mutual Fund Administration at Investors Capital Services (from 1999 to 2000)

N/A

N/A

Robert I. Frenkel CAM 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954

Secretary and Chief Legal Officer

Since 2003

Managing Director and General Counsel of Global Mutual Funds for CAM and its predecessor (since 1994); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason

N/A

N/A

Ted P. Becker CAM 399 Park Avenue New York, NY 10022 Birth Year: 1951

Chief Compliance Officer

Since 2006

Managing Director of Compliance at Legg Mason & Co., LLC, (2005-Present);

Chief Compliance Officer with certain mutual funds associated with CAM (since 2006);

Managing Director of Compliance at
Citigroup Asset Management (2002-2005). Prior to 2002, Managing Director- Internal Audit & Risk Review at Citigroup Inc.

N/A

N/A

John Chiota CAM 100 First Stamford Place 5th Floor Stamford, CT 06902 Birth Year: 1968

Chief Anti-Money Laundering Compliance Officer

Since 2006

Vice President of CAM (Since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with CAM (since 2006); prior to August 2004, Chief AML Compliance Officer with TD Waterhouse.

N/A

N/A

*

Each Director and Officer serves until his or her successor has been duly elected and qualified.

**

Mr. Gerken is a Director who is an “interested person” of the Company as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), because Mr.
Gerken is an officer of SBFM and certain of its affiliates.

The Company has no compensation committee of the Board of Directors (the “Board”) or any committee performing similar functions. The Company has an Administrative and Governance Committee composed of three
Independent Directors, Lee Abraham, Donald R. Foley and Richard Hanson, Jr.

The Administrative and Governance Committee functions as a Nominating Committee and is charged with the duty of making all nominations for Independent Directors to the Board. The Nominating Committee will consider nominees recommended by the funds’ shareholders when a vacancy becomes available. Shareholders who wish to recommend a nominee should send nominations to the Company’s Secretary. The Nominating Committee did not meet during the funds’ most recent fiscal year.

In accordance
with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the funds.
The Company has an Audit Committee (“Audit Committee”),

 comprised
solely of members who are independent as defined in the New York Stock Exchange’s (“NYSE”) Listed Company Manual. The members of the Audit Committee are Lee Abraham, Jane F. Dasher and John Toolan. The Audit Committee oversees the scope of the funds’ audits, the funds’ accounting and financial reporting policies and practices and their internal controls. The Audit Committee approves, and recommends to the Independent Directors of the Company for their ratification, the selection, appointment, retention or termination of the Company’s independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the funds by the independent registered public accounting firm and all permissible non-audit services provided by the funds’ independent registered public accounting firm to the manager and any affiliated service providers if the engagement relates directly to the funds’ operations and financial reporting. During the most recent fiscal year, the Audit Committee met four times.

The Company also has a Pricing Committee composed of the Chairman of the Board and one Independent Director which is charged with determining fair value prices for securities when required. During the funds’ most recent fiscal year the Pricing Committee met once.

The following table sets forth the dollar range of equity securities in the Company beneficially owned by a Director, and, on an aggregate basis, in all registered investment companies overseen by a Director in the Fund Complex as of December 31, 2005:

Name of Director

Dollar Range of Equity* Securities in the Company

Aggregate Dollar Range of Equity* Securities in All Registered Investment Companies Overseen by Director in Family of
Investment Companies

Lee Abraham

A

E

Jane F. Dasher

E

E

Donald R. Foley

A

E

R. Jay Gerken

C

E

Richard E. Hanson, Jr.

A

D

Paul Hardin

A

E

Roderick C. Rasmussen

A

C

John P. Toolan

A

E

*

The dollar ranges are as follows:

        A  = None

B =

$1–$10,000

C =

$10,001–$50,000

D =

$50,001–$100,000

E =

Over $100,000

As of December 31, 2005, none of the Independent Directors, or his or her immediate family members, beneficially owned or of record any securities in the manager or distributors of the funds, or in a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the manager or distributors of the funds.

The following table shows the compensation paid by the Company and other mutual funds of the CAM mutual fund complex to each Director during the Company’s last fiscal year. None of the Officers of the Company received any compensation from the Company for such period. The Company does not pay retirement benefits to its Directors and officers. Officers and Interested Directors of the Company are compensated by Legg Mason. Fees for Directors who are not “interested persons” of the Company and who are directors of a group of funds sponsored by Legg Mason are set at $60,000 per annum and are allocated based on the relative net assets of each fund in the group plus a per meeting fee of $2,500 with respect to in-person meetings. In addition, these Directors receive $100 per fund for each telephone meeting plus travel and out-of-pocket expenses incurred in connection with
board meetings. The board meeting fees and out-of-pocket expenses are borne proportionately by each individual fund or portfolio in the group. During the fiscal year ended December 31, 2005 such expenses totaled $26,006.98.

COMPENSATION TABLE

Name of Director

Aggregate Compensation from the Fund

Total Compensation from Fund and Fund Complex

Total Number of Funds for Which Director Serves within Fund Complex

Lee Abraham

$
23,429

$
73,000

27

Jane Dasher

$
24,909

$
78,155

27

Donald R. Foley**

$
21,405

$
50,900

18

Richard E. Hanson, Jr.

$
23,529

$
73,900

27

Paul Hardin

$
23,529

$
140,700

34

R. Jay Gerken†

$
0

$
0

182

Roderick C. Rasmussen

$
13,222

$
43,900

27

John P. Toolan**

$
24,909

$
77,200

27

†

Mr. Gerken is an “interested person” as defined in the 1940 Act, because he is an officer of SBFM, the funds’ investment manager.

**

Pursuant to the Company’s deferred compensation plan, the indicated Director has elected to defer the following amount of their aggregate compensation from the Company: Donald
R. Foley: $3,503.41, and the following amount of their total compensation from the Fund Complex: Donald R. Foley: $11,050.

The funds have adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows Independent Directors to defer the receipt of all or a portion of the directors’ fees earned until a later date specified by the Independent Directors. The deferred fees earn a return based on notional investments selected by the Independent Directors. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the statement of operations under Directors’ fees. Under the Plan, deferred fees are considered a general obligation of the funds and any payments made pursuant to the Plan will be made from the funds’ general assets. As of December 31, 2005, the funds have accrued $3,503.41 as deferred compensation.

Upon attainment of age 72 the Company’s current directors may elect to change to emeritus status. Any directors elected or appointed to the Board of Directors in the future will be required to change to emeritus status upon attainment of age 80 unless elected as a director prior to the adoption of the emeritus program. Directors Emeritus are entitled to serve in emeritus status for a maximum of 10 years during which time they are paid 50% of the annual retainer fee and meeting fees otherwise applicable to the Company’s directors, together with reasonable out-of-pocket expenses for each meeting attended. During the Company’s last fiscal year, aggregate compensation from the Company to Emeritus Directors totaled $10,854.

As of April 17, 2006 Directors and Officers of the Company owned, in the aggregate, less than 1% of the outstanding shares of each fund.

INVESTMENT OBJECTIVES AND MANAGEMENT POLICIES

General.    The Prospectus discusses each fund’s investment objective and the policies each fund employs to achieve its objective.

Each fund is an open-end, diversified management investment company under the 1940 Act. Each fund’s investment manager is SBFM.

The funds operate as money market funds, and utilize certain investment policies so that, to the extent reasonably possible, each fund’s price per share will not change from
$1.00, although no assurance can be given that this goal will be achieved on a continuous basis.

Each fund’s investments are limited to United States dollar-denominated instruments (and repurchase agreements thereon) that, at the time of acquisition (including any related credit enhancement features) have received a rating in one of the two highest categories (for Cash Portfolio, the highest category) for short-term debt obligations from the “Requisite NRSROs,” securities of issuers that have received such a rating with respect to other comparable securities, and comparable unrated securities. “Requisite NRSROs” means (a) any two nationally recognized statistical rating organizations (“NRSROs”) that have issued a rating with respect to a security or class of debt obligations of an issuer, or (b) one NRSRO, if only one NRSRO has issued such a rating at the time that the fund acquires the security. The NRSROs currently designated as such by the Securities and
Exchange Commission (“SEC”) are the Standard & Poor’s Division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Inc.

The following is a description of the types of money market instruments in which each fund may invest:

U.S. Government Obligations (each fund).    Obligations issued or guaranteed as to payment of principal and interest by the U.S. Government
(including Treasury bills, notes and bonds) or by its agencies and instrumentalities (such as the Government National Mortgage Association, the Student Loan Marketing Association, the Tennessee Valley Authority, the Bank for Cooperatives, the
Farmers Home Administration, Federal Farm Credit Banks, Federal Home Loan Banks, Federal Intermediate Credit Banks, Federal Land Banks, the Export-Import Bank of the U.S., the Federal Housing Administration, the Federal Home Loan Mortgage
Corporation, the U.S. Postal Service, the Federal Financing Bank and the Federal National Mortgage Association). Some of these securities (such as Treasury bills) are supported by the full faith and credit of the U.S. Treasury; others (such as obligations of the Federal Home Loan Bank) are supported by the right of the issuer to borrow from the Treasury; while still others (such as obligations of the Student Loan Marketing Association) are supported only by the credit of the particular agency or instrumentality.

Repurchase Agreements (each fund).    Each fund may enter into repurchase agreements with respect to U.S. government securities and may engage in repurchase agreement transactions on portfolio securities. The funds may agree to purchase securities from a bank or recognized securities dealer and simultaneously commit to resell the securities to the bank or dealer at an agreed-upon date and price reflecting a market rate of interest unrelated to the coupon rate or maturity of the purchased securities (“repurchase agreements”). A fund would maintain custody of the underlying securities prior to their repurchase; thus, the obligation of the bank or dealer to pay the repurchase price on the date agreed to would be, in effect, secured by such securities. In the event a tri-party repurchase agreement is utilized, the collateral can be held by a third party. If the value of such securities were less than the repurchase price, plus interest, the other party to the agreement would be required to provide additional collateral so that at all times the collateral is at least 102% of the repurchase price plus accrued interest. Default by or bankruptcy of a seller would expose the fund to possible loss because of adverse market action, expenses and/or delays in connection with the disposition of the underlying obligations. The financial institutions with which the funds may enter into repurchase agreements will be banks and non-bank dealers of U.S. Government securities listed on the Federal Reserve Bank of New York’s list of reporting dealers, if such banks and non-bank dealers are deemed creditworthy by the funds’ portfolio manager. The portfolio manager will continue to monitor creditworthiness of the seller under a repurchase agreement. The portfolio manager will mark-to-market daily the value of the securities. Repurchase agreements are considered to be loans by a fund under the 1940 Act.

Pursuant to an exemptive order issued by the SEC, the funds, along with other affiliated entities managed by the manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are collateral for repurchase agreements are financial assets subject to the funds’ entitlement orders through its securities account at its custodian bank until the agreements mature. Each joint repurchase agreement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

The following are permitted investments for the Cash Portfolio; the Government Portfolio will invest only in U.S. Government obligations and repurchase agreements secured by those obligations.

Commercial Paper and Other Short-term Obligations (Cash Portfolio).    Commercial paper (including variable amount master demand notes and funding agreements) consists of short-term, unsecured promissory notes issued by corporations, partnerships, trusts and other entities to finance short-term credit needs. Short-term obligations also include mortgage-related or asset-backed debt or debt-like instruments, including pass-through certificates representing participations in, or bonds and notes backed by, pools of mortgage, credit card, automobile or other types of receivables. These structured financings will be supported by sufficient collateral and other credit enhancements, including letters of credit, insurance, reserve funds and guarantees by third parties, to enable such instruments to obtain the requisite quality ratings from NRSROs. Commercial paper and such other short-term obligations will be rated in the highest category for short-term debt obligations by the requisite NRSROs at the time of acquisition by a fund, or will be unrated securities determined to be comparable thereto.

High Quality Corporate Obligations (Cash Portfolio).    Obligations of corporations that are originally issued with a maturity of greater than 397 days and are: (1) rated as long-term debt obligations in the two highest rating categories (the highest for Cash Portfolio) by the requisite NRSROs or (2) issued by an issuer that has a class of short-term debt obligations that are comparable in priority and security with the obligation and that have been rated in one of the two highest rating categories for short-term debt obligations, or are otherwise comparable to short-term debt obligations having such a rating. Each fund will invest only in corporate obligations with remaining maturities of 13 months or less.

Bank Obligations (Cash Portfolio).    Obligations (including certificates of deposit, bankers’ acceptances and fixed time deposits) and securities backed by letters of credit of U.S. banks or other U.S. financial institutions that are members of the Federal Reserve System or the Federal Deposit Insurance Corporation (“FDIC”) (including obligations of foreign branches of such members) if either: (a) the principal amount of the obligation is insured in full by the FDIC, or (b) the issuer of such obligation has capital, surplus and undivided profits in excess of $100 million or total assets of $1 billion (as reported in its most recently published financial statements prior to the date of investment). Under current FDIC regulations, the maximum insurance payable as to any one certificate of deposit is $100,000; therefore, certificates of deposit in denominations greater than $100,000 that are purchased by the fund will not be fully insured. The Cash Portfolio will not purchase a fixed time deposit with an ultimate maturity of more than six months, and will limit its investment in fixed time deposits maturing from two business to seven calendar days and/or any other investments deemed to be illiquid to 10% of its net assets.

The Cash Portfolio will maintain at least 25% of its total assets invested in obligations of domestic and foreign banks, subject to the above-mentioned size criteria. The fund may invest in instruments issued by domestic banks, including those issued by their branches outside the United States and subsidiaries located in Canada, and in instruments issued by foreign banks through their branches located in the United States and the United Kingdom. In addition, the Cash Portfolio may invest in fixed time deposits of foreign banks issued through their branches located in Grand Cayman Island, London, Nassau, Tokyo and Toronto.

Municipal Obligations (Cash Portfolio).    Debt obligations of states, cities, counties, municipalities, municipal agencies and regional districts rated SP-1+ or A-1 or AA or better by S&P or MIG 2, VMIG 2 or Prime-1 or Aa or better by Moody’s or, if not rated, determined by the Manager to be of comparable quality. Cash Portfolio only invests in municipal obligations rated in the highest short-term rating category. At certain times, supply/demand imbalances in the tax-exempt market cause municipal obligations to yield more than taxable obligations of equivalent credit quality and maturity length. The purchase of these securities could enhance the fund’s yield. Cash Portfolio will not invest more than 10% of its total assets in municipal obligations.

Time Deposits (Cash Portfolio).    Cash Portfolio may invest in fixed time deposits with an ultimate maturity of not more than six months. In addition, the fund currently intends to limit investment in fixed time deposits with a maturity of two business days or more, when combined with other illiquid assets of the fund, so that not more than 10% of its assets would be invested in all such illiquid instruments. Fixed time deposits, unlike negotiable certificates of deposit, generally do not have a market and may be subject to penalties for early withdrawal of funds.

Asset-Backed Securities (Cash Portfolio).    Cash Portfolio may invest in asset-backed securities arising through the grouping by governmental, government-related and private organizations of loans, receivables and other assets originated by various lenders. Interests in pools of these assets differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal paid at maturity or specified call dates. Instead, asset-backed securities provide periodic payments which generally consist of both interest and principal payments.

The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of an asset-backed security, will be primarily a function of current market interest rates, although other economic and demographic factors may be involved. For example, falling interest rates generally result in an increase in the rate of prepayments of mortgage loans while rising interest rates generally decrease the rate of prepayments. An acceleration in prepayments in response to sharply falling interest rates will shorten the security’s average maturity and limit the potential appreciation in the security’s value relative to a conventional debt security. In periods of sharply rising rates, prepayments generally slow, increasing the security’s average life and its potential for price depreciation.

Illiquid and Restricted Securities (Cash Portfolio).    The fund may purchase securities that are not registered (“restricted securities”) under the Securities Act of 1933, as amended (the “1933 Act”), but can be offered and sold to “qualified institutional buyers” under Rule 144A under the 1933 Act (“Rule 144A”). The fund may also invest a portion of its assets in illiquid investments, which include repurchase agreements maturing in more than seven days. The Board of Directors may determine, based upon a continuing review of the trading markets for the specific restricted security, that such restricted securities are liquid. The Board of Directors has adopted guidelines and delegated to management the daily function of determining and monitoring liquidity of restricted securities available pursuant to Rule
144A. The Board, however, retains sufficient oversight and is ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how the market for Rule 144A restricted securities will develop, the Board will monitor the fund’s investments in these securities, focusing on such important factors, among others, as valuation, liquidity and availability of information. Investments in restricted securities could have the effect of increasing the level of illiquidity in a fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The fund may also purchase restricted securities that are not registered under Rule 144A.

The Articles of Incorporation of the Company permit the Board of Directors to establish additional funds of the Company from time to time. The investment restrictions applicable to any such additional fund would be established by the Board of Directors at the time such fund was established and may differ from those set forth above.

Other Investment Techniques

The following pertains to each fund:

Portfolio Turnover.    Each fund may, to a limited degree, engage in short-term trading to attempt to take advantage of short-term market variations, or may dispose of a portfolio security prior to its maturity if it believes such disposition advisable or it needs to generate cash to satisfy redemptions. In such cases, a fund may realize a gain or loss.

Portfolio Transactions

Decisions to buy and sell securities for the funds are made by the manager, subject to the overall review of the Company’s Board of Directors. Although investment decisions for the funds are made independently from those of the other accounts managed by the manager, investments of the type the funds may make also may be made by those other accounts. When the funds and one or more other accounts managed by the manager are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by the manager to be equitable to each. In some cases, this procedure may adversely affect the price paid or received by the funds or the size of the position obtained or disposed of by the funds.

Allocation of transactions on behalf of the funds, including their frequency, to various dealers is determined by the manager in its best judgment and in a manner deemed fair and reasonable to the funds’ shareholders. The primary considerations of the manager in allocating transactions are availability of the desired security and the prompt execution of orders in an effective manner at the most favorable prices.
Subject to these considerations, dealers that provide supplemental investment research and statistical or other services to the manager may receive orders for portfolio transactions by the funds. Information so received is in addition to, and not in lieu of, services required to be performed by the manager, and the fees of the manager are not reduced as a consequence of its receipt of the supplemental information. The information may be useful to the manager in serving both the funds and other clients, and conversely, supplemental information obtained by the placement of business of other clients may be useful to the manager in carrying out its obligations to the funds.

Even though investment decisions for the funds are made independently from those of the other accounts managed by SBFM, investments of the kind made by the funds also may be made by those other accounts. When the funds and one or more accounts managed by SBFM are prepared to invest in, or desire to dispose of, the same security, available investments or opportunities for sales will be allocated in a manner believed by SBFM to be equitable. In some cases, this procedure may adversely affect the price paid or received by the funds or the size of the position obtained for or disposed of by the funds.

Borrowing.    Each fund may borrow money from banks for temporary or emergency purposes, including for the purpose of accommodating requests for the redemption of shares while effecting an orderly liquidation of portfolio securities, and not for leveraging purposes.

Reverse Repurchase Agreements.    The Government Portfolio may invest up to 33 1/3% of its total assets in reverse repurchase agreements and enter into reverse repurchase agreements with broker/dealers and other financial institutions, including the funds’ custodian. Such agreements involve the sale of portfolio securities with an agreement to repurchase the securities at an agreed-upon price, date and interest payment and have the characteristics of borrowing. Since the proceeds of borrowings under reverse repurchase agreements are invested, this would introduce the speculative factor known as “leverage.” Such transactions are advantageous only if the Government Portfolio has an opportunity to earn a greater rate of interest on the cash derived from the transaction than the interest cost of obtaining that cash. Opportunities to realize earnings from the use of the proceeds equal to or greater than the interest required to be paid may not always be available, and the fund intends to use the reverse repurchase technique only when the manager believes it will be advantageous to the Government Portfolio. The use of reverse repurchase agreements may exaggerate any interim increase or decrease in the value of the Government Portfolio’s assets. The funds’ custodian bank will maintain a separate account for the Government Portfolio with securities having a value equal to or greater than such commitments.

DISCLOSURE OF PORTFOLIO HOLDINGS

The funds have adopted policies and procedures developed by Citigroup Asset Management (“CAM”) with respect to the disclosure of a fund’s portfolio securities and any ongoing arrangements to make available information about the fund’s portfolio securities. The policy requires that consideration always be given as to whether disclosure of information about the fund’s portfolio holdings is in the best interests of the fund’s shareholders, and that any conflicts of interest between the interests of the fund’s shareholders and those of SBFM, the funds’ distributors or their affiliates, be addressed in a manner that places the interests of fund shareholders first. The policy provides that information regarding the fund’s portfolio holdings may not be shared with non-CAM employees, with investors or potential investors (whether individual or institutional), or with third parties unless it is done for legitimate fund business purposes and in accordance with the policy.

CAM’s policy generally provides for the release of details of securities positions once they are considered “stale.” Data is considered stale 25 calendar days following month-end. CAM believes that this passage of time prevents a third party from benefiting from an investment decision made by the fund that has not been fully reflected by the market.

Under the policy, a fund’s complete list of holdings (including the size of each position) may be made available to investors, potential investors, third parties and non-CAM employees with simultaneous public disclosure at least 25 days after month end. Typically, simultaneous public disclosure is achieved by the filing of Form N-Q or Form N-CSR in accordance with SEC rules, provided that such filings may not be made until 25 days following quarter-end and/or posting the information to a CAM or a fund’s Internet site that is accessible by the public, or through public release by a third party vendor.

The policy permits the release of limited portfolio holdings information that is not yet considered stale in a number of situations, including:

1.  The fund’s top ten securities, current as of month-end, and the individual size of each such security position may be released at any time following month-end with simultaneous public disclosure.

2.  The fund’s top ten securities positions (including the aggregate but not individual size of such positions) may be released at any time with simultaneous public disclosure.

3.  A list of securities (that may include fund holdings together with other securities) followed by a portfolio manager (without position sizes or identification of particular funds) may be disclosed to sell-side brokers at any time for the purpose of obtaining research and/or market information from such brokers.

4.  A trade in process may be discussed only with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

5.  A fund’s sector weightings, performance attribution (e.g. analysis of the fund’s out-performance or underperformance of its benchmark based on its portfolio holdings) and other summary and statistical information that does not include identification of specific portfolio holdings may be released, even if non-public, if such release is otherwise in accordance with the policy’s general principles.

6.  A fund’s portfolio holdings may be released on an as-needed basis to its legal counsel, counsel to its trustees who are not “interested persons” of the fund, as defined in the 1940 Act, or the manager (“independent trustees”), and its independent registered public accounting firm, in required regulatory filings or otherwise to governmental agencies and authorities.

Under the policy, if information about the fund’s portfolio holdings is released pursuant to an ongoing arrangement with any party, the fund must have a legitimate business purpose for the release of the information, and either the party receiving the information must be under a duty of confidentiality, or the release of non-public information must be subject to trading restrictions and confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon any non-public information provided. Neither the fund, CAM nor any other affiliated party may receive compensation or any other consideration in connection with such arrangements. Ongoing arrangements to make available information about the fund’s portfolio securities will be reviewed at least annually by the trust’s board.

The approval of the fund’s Chief Compliance Officer, or designee, must be obtained before entering into any new ongoing arrangement or altering any existing ongoing arrangement to make available portfolio holdings

information, or with respect to any exceptions to the policy. Any exceptions to the policy must be consistent with the purposes of the policy. Exceptions are considered on a case-by-case basis and are granted only after a thorough examination and consultation with CAM’s legal department, as necessary. Exceptions to the policies are reported to the trust’s board at its next regularly scheduled meeting.

Currently, each fund discloses its complete portfolio holdings approximately 25 days after calendar quarter-end on its website, www.leggmason.com/InvestorServices.

Set forth below is a list, as of October 1, 2005, of those parties with whom CAM, on behalf of the funds, has authorized ongoing arrangements that include the release of portfolio holdings information in accordance with the policy, as well as the frequency of the release under such arrangements, and the length of the lag, if any, between the date of the information and the date on which the information is disclosed.
The parties identified below as recipients are service providers, fund rating agencies, consultants and analysts.

Recipient

Frequency

Delay Before Dissemination

State Street Bank & Trust Co., (Fund Custodian and Accounting Agent)

Daily

None

Institutional Shareholders Services, (Proxy Voting Services)

As necessary

None

Bloomberg

Quarterly

25 days after quarter end

Lipper

Quarterly

25 days after quarter end

S&P

Quarterly

25 days after quarter end

Morningstar

Quarterly

25 days after quarter end

Vestek

Daily

None

Factset

Daily

None

Portfolio holdings information for the fund may also be released from time to time pursuant to ongoing arrangements with the following parties:

Recipient

Frequency

Delay Before Dissemination

Baseline

Daily

None

Frank Russell

Monthly

1 day

Callan

Quarterly

25 days after quarter end

Mercer

Quarterly

25 days after quarter end

EVestment Alliance

Quarterly

25 days after quarter end

CRA RogersCasey

Quarterly

25 days after quarter end

Cambridge Associates

Quarterly

25 days after quarter end

Marco Consulting

Quarterly

25 days after quarter end

Wilshire

Quarterly

25 days after quarter end

Informa Investment Services (Efron)

Quarterly

25 days after quarter end

CheckFree (Mobius)

Quarterly

25 days after quarter end

Nelsons Information

Quarterly

25 days after quarter end

Investors Tools

Daily

None

Recipient

Frequency

Delay Before Dissemination

Advent

Daily

None

BARRA

Daily

None

Plexus

Quarterly

Sent the 1-3 business day following the end of a quarter

Elkins/McSherry

Quarterly (calendar)

Sent the first business day following the end of a quarter

Quantitative Services Group

Daily

None

AMBAC

Daily

None

Deutsche Bank

Monthly

Sent 6-8 business days following month end

Fitch

Monthly

Sent 6-8 business days following month end

Liberty Hampshire

Weekly and Month End

None

Sun Trust

Weekly and Month End

None

New England Pension Consultants

Quarterly

25 Days after quarter end

Evaluation Associates

Quarterly

25 days after quarter end

Watson Wyatt

Quarterly

25 days after quarter end

Moody’s

Weekly Tuesday Night

1 business day

S&P

Weekly Tuesday Night

1 business day

With respect to each such arrangement, each fund has a legitimate business purpose for the release of information. The release of the information is subject to trading restrictions and/or confidential treatment to prohibit the entity from sharing with an unauthorized source or trading upon the information provided by CAM on behalf of the funds.

RISK FACTORS

Interest Rate Risk.    General changes in interest rates result in increases or decreases in the market value of the obligations held by a fund (but do not affect the amortized cost valuations). The market value of the obligations held by each fund can be expected to vary inversely to changes in prevailing interest rates. Investors also should recognize that, in periods of declining interest rates, each fund’s yield will tend to be somewhat higher than prevailing market rates, and in periods of rising interest rates, each fund’s yield will tend to be somewhat lower. Also, when interest rates are falling, the inflow of net new money to a fund from the continuous sale of its shares will likely be invested in instruments producing lower yields than the balance of its investments, thereby reducing the fund’s current yield. In periods of rising interest rates, the opposite can be expected to occur.

Foreign Investments (Cash
Portfolio).    Investments in securities issued by foreign banks or foreign issuers present certain additional risks. Foreign issuers generally are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements applicable to domestic issuers. In addition, there may be less publicly available information about a foreign issuer than about a domestic issuer. The Cash Portfolio may invest in Eurodollar and Yankee obligations, which are certificates of deposit issued in U.S. dollars by foreign banks and foreign branches of U.S. banks. The risks of Eurodollar obligations include the possibility that a foreign government will not allow U.S. dollar-denominated assets to leave the foreign country and the possibility that adverse political or economic developments will affect investments in a foreign country.

INVESTMENT RESTRICTIONS AND FUNDAMENTAL POLICIES

The funds are subject to following restrictions and policies that are “fundamental,” which means that they cannot be changed without approval by a vote of a majority of the outstanding voting securities of a fund affected by the change, as defined in the 1940 Act and in accordance with Rule 18f-2 thereunder (see “Voting Rights”).

Fundamental Policies—Each fund.    Without the approval of a majority of its outstanding voting securities, no fund may:

1.    Invest in a manner that would cause it to fail to be a “diversified company” under the 1940 Act and the rules, regulations and orders thereunder. (However, since each of the funds operates as a money market fund under Rule 2a-7 under the Act, compliance with Rule 2a-7 is deemed to satisfy the diversification requirements otherwise applicable to diversified investment companies under the 1940 Act.)

2.    Issue “senior
securities” as defined in the 1940 Act and the rules, regulations and orders thereunder, except as permitted under the 1940 Act and the rules, regulations and orders thereunder.

3.    Borrow money, except
that (a) the fund may borrow from banks for temporary or emergency (not leveraging) purposes, including the meeting of redemption requests which might otherwise require the untimely disposition of securities, and (b) the fund may, to the extent consistent with its investment policies, enter into reverse repurchase agreements, forward roll transactions and similar investment strategies and techniques. To the extent that it engages in transactions described in (a) and (b), the fund will be limited so that no more than 33 1/3% of the value of its total assets (including the amount borrowed), valued at the lesser of cost or market, less liabilities (not including the amount borrowed), is derived from such transactions.

4.    Make loans. This restriction does not apply to: (a) the purchase of debt obligations in which the fund may invest consistent with its investment objectives and policies; (b) repurchase agreements; and (c) loans of its portfolio securities, to the fullest extent permitted under the 1940 Act.

5.    Purchase or sell real
estate, real estate mortgages, real estate investment trust securities, commodities or commodity contracts, but this restriction shall not prevent each fund from (a) investing in securities of issuers engaged in the real estate business or the business of investing in real estate (including interests in limited partnerships owning or otherwise engaging in the real estate business or the business of investing in real estate) and securities which are secured by real estate or interests therein; (b) holding or selling real estate received in connection with securities it holds or held; or (c) trading in futures contracts and options on futures contracts (including options on currencies to the extent consistent with the fund’s investment objective and policies).

Additional
Fundamental Policies—Cash Portfolio.    In addition to the fundamental policies stated above for all funds:

1.    The Cash Portfolio may not invest less than 25% of its assets in bank obligations (including both domestic and foreign bank obligations) and the Cash Portfolio reserves freedom of action to concentrate in securities issued or guaranteed as to principal and interest by the U.S. government, its agencies and instrumentalities.

Nonfundamental Policies.    The funds are subject to the
following restrictions and policies which are “non-fundamental” and which may be changed by the Company’s Board of Directors without shareholder approval, subject to any applicable disclosure requirements. As a nonfundamental policy, no fund may:

1.    Purchase any securities on margin (except for such short-term credits as are necessary for the clearance of purchases and sales of portfolio securities) or sell any securities short (except “against the box”). For purposes of this restriction, the deposit or payment by the fund of underlying securities and other assets in escrow and collateral agreements with respect to initial or maintenance margin in connection with futures contracts and related options and options on securities, indexes or similar items is not considered to be the purchase of a security on margin.

2.    Invest in securities of other investment companies except as may be acquired as part of a merger, consolidation, or acquisition of assets.

3.    Purchase or otherwise acquire any security if, as a result, more than 10% of its net assets would be invested in securities that are illiquid.

4.    Invest in oil and gas interests.

5.    Invest in any company
for the purpose of exercising control.

6.    Write or purchase put or call options.

All of the foregoing restrictions that are stated in terms of percentages will apply at the time an investment is made; a subsequent increase or decrease in the percentage that may result from changes in values or net assets will not result in a violation of the restriction. Notwithstanding any of the foregoing investment restrictions, each of the funds may invest up to 100% of its assets in U.S. Government obligations.

VALUATION OF SHARES AND AMORTIZED COST VALUATION

The net asset value per share of each fund is determined as of 12 noon, Eastern time, on each day that the New York Stock Exchange (“NYSE”) is open by dividing the fund’s net assets attributable to each class (i.e., the value of its assets less liabilities) by the total number of shares of the class outstanding. Each fund may also determine net asset value per share on days when the NYSE is not open, but when the settlement of securities may otherwise occur. Each fund employs the amortized cost method of valuing portfolio securities and seeks to continue to maintain a constant net asset value of $1.00 per share.

The Prospectus states that net asset value will be determined on any day the NYSE is open and that the net asset value may be determined on any day that the settlement of securities otherwise occurs. The NYSE is closed on the following holidays: New Year’s Day, Martin Luther King, Jr. Day, President’s Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Thanksgiving and Christmas and on the preceding Friday or subsequent Monday when one of these holidays falls on a Saturday or Sunday, respectively.

The Company uses the “amortized cost method” for valuing each fund’s portfolio securities pursuant to
Rule 2a-7 under the 1940 Act. The amortized cost method of valuation of each fund’s portfolio securities involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount from or premium to the stated principal amount of the security, regardless of the impact of fluctuating interest rates on its market value. The market value of portfolio securities will fluctuate on the basis of the creditworthiness of the issuers of such securities and with changes in interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the fund would receive if it sold the instrument. During such periods the yields to investors in a fund may differ somewhat from that obtained in a similar fund that uses mark-to-market values for all its portfolio securities. For example, if the use of amortized cost resulted in a lower (higher) aggregate portfolio value on a particular day, a prospective investor in the funds would be able to obtain a somewhat higher (lower) yield than would result from investment in such similar company, and existing investors would receive less (more) investment income.

The purpose of this method of valuation is to attempt to maintain a constant net asset value per share, and it is expected that the price of each fund’s shares will remain at $1.00; however, shareholders should be aware that despite procedures that will be followed to maintain a stabilized price, including maintaining a maximum dollar-weighted average portfolio maturity of 90 days and investing in securities with remaining maturities of only 13 months or less, there is no assurance that at some future date there will not be a rapid change in prevailing interest rates, a default by an issuer or some other event that could cause the fund’s price per share to change from $1.00.

PURCHASE OF SHARES

The
minimum initial investment for Class A shares is $1,000 for each fund and the minimum subsequent investment is $50, except for purchases through (a) IRAs and Self-Employed Retirement Plans, for which the minimum initial and subsequent investments are $250 and $50, respectively, and (b) retirement plans qualified under Section 403(b)(7) or Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for which the minimum initial and subsequent investments are
$25. There are no minimum investment requirements in Class A shares for employees of Legg Mason and its subsidiaries, including CGM, and Directors or Trustees of any Legg Mason affiliated funds, including the Legg Mason Partners Mutual Funds, and their spouses and children.

Class Y
Shares.    Class Y shares are sold without an initial sales charge or deferred sales charge and are available only to investors investing a minimum of $15,000,000 (except there is no minimum purchase amount for purchases by
Legg Mason Partners Allocation Series Inc.; qualified and non-qualified retirement plans with $75,000,000 in plan assets for which CitiStreet LLC acts as the plan’s recordkeeper; or 401(k) plans of Citigroup and its affiliates).

Class A and Class Y shares are available for purchase directly by investors. Class C shares are available for purchase only by participating plans opened prior to June 21, 1996, either directly or as part of an exchange transaction with certain other funds distributed by CGMI. Class C shares of the Government
Portfolio that represent previously issued Class B shares may only be redeemed or exchanged out of the fund.

Customers of Legg Mason Funds Investor Services division (“FIS Customers”) may buy Class A shares of the Cash Portfolio directly from the fund. FIS Customers should contact FIS for more information.

Both funds’ shares are sold continuously at their net asset value next determined after a purchase order is received and becomes effective. A purchase order becomes effective, and income dividends begin to accrue, when the fund, CGMI,
Legg Mason Investor Services, Inc. (“LMIS”) or an Introducing Broker receives, or converts the purchase amount into, Federal funds (i.e., monies of member banks within the Federal Reserve System held on deposit at a Federal Reserve
Bank). When orders for the purchase of fund shares are paid for in Federal funds, which is required if shares are purchased through PFPC Inc. (“PFPC” or the “transfer agent”), or are placed by an investor with sufficient
Federal funds or cash balance in the investor’s brokerage account with CGMI or the Introducing Broker, the order becomes effective on the day of receipt if received prior to 12 noon, Eastern time, on any day the fund calculates its net asset value. See “Valuation of Shares.” Purchase orders received after 12 noon, Eastern time, on any business day are effective as of the next time the net asset value is determined. When orders for the purchase of fund shares are paid for other than in Federal funds, CGMI or the Introducing Broker, acting on behalf of the investor, will complete the conversion into, or itself advance, Federal funds, and the order will become effective on the day following its receipt by the fund,
CGMI or the Introducing Broker.

Legg Mason
Partners Retirement Programs.    The funds offer Class A and Class C shares, at net asset value, to participating plans for which Paychex, Inc. acts as the plan’s recordkeeper. Participating plans can meet minimum investment and exchange amounts, if any, by combining the plan’s investments in any of the Legg Mason Partners Mutual Funds.

There are no sales charges when you buy or sell shares and the class of shares you may purchase depends on the amount of your initial investment and/or the date your account is opened. Once a class of shares is chosen, all additional purchases must be of the same class.

The class of shares you may purchase depends on the amount of your initial investment.

Class A Shares.    Class A shares may be
purchased by plans investing at least $3 million.

Class C Shares.    Class C shares may be purchased by plans investing less than $3 million. Class C shares are eligible to exchange into Class A shares not later than 8 years after the plan joined the program.
They are eligible for exchange in the following circumstances:

If, at the end of the fifth year after the date the participating plan enrolled in the Legg Mason Partners Retirement Program, a participating plan’s total Class C holdings in all non-money market Legg Mason Partners Mutual Funds equal at least $3,000,000, the participating plan will be offered the opportunity to exchange all of its Class C shares for Class A shares of the fund. Such participating plans will be notified of the pending exchange in writing within 30 days after the fifth anniversary of the enrollment date and, unless the exchange offer has been rejected in writing, the exchange will occur on or about the 90th day after the fifth anniversary date. If the participating plan does not qualify for the five-year exchange to Class A shares, a review of the participating plan’s holdings will be performed each quarter until either the participating plan qualifies or the end of the eight year.

A plan that has not previously qualified for an exchange into Class
A shares will be offered the opportunity to exchange all of its Class C shares for Class A shares of the same fund regardless of asset size, at the end of the eighth year after the date the participating plan enrolled in the Legg Mason Partners
Retirement Program. Such plans will be notified of the pending exchange in writing approximately 60 days before the eight anniversary of the enrollment date and, unless the exchange has been rejected in writing, the exchange will occur on or about the eight anniversary date. Once an exchange has occurred, a participating plan will not be eligible to acquire additional Class C shares, but instead may acquire Class A shares of the same fund. Any Class C shares not converted will continue to be subject to the distribution fee.

For further
information regarding this Program, contact your Service Agent or the transfer agent. Participating plans that enrolled in the Legg Mason Partners Retirement Program prior to June 2, 2003 should contact the transfer agent for information regarding the Class B or Class C exchange privileges applicable to their plan.

Letter of Intent—Class Y Shares.    A Letter of Intent may be used as a way for investors to meet the minimum investment requirement for Class Y shares. Such investors must make an initial minimum purchase of $5,000,000 in Class Y shares of the Fund and agree to purchase a total of $15,000,000 of Class Y shares of the fund within 13 months from the date of the Letter. If a total investment of $15,000,000 is not made within the 13-month period, all Class Y shares purchased during such period will be transferred to Class A shares, where they will be subject to all fees (including a service fee of 0.25%) and expenses applicable to the fund’s Class A shares, which may include a deferred sales charge of 1.00%. Please contact a Service Agent or PFPC Inc. for further information.

REDEMPTION OF SHARES

Shareholders may redeem their shares without charge on any day a fund calculates its net asset value. See “Valuation of Shares and Amortized Cost Valuation.” Redemption requests received in proper form before 12 noon, Eastern time, are priced at the net asset value as next determined on that day. Redemption requests received after 12 noon, Eastern time, are priced at the net asset value next determined. Redemption requests must be made through a Service Agent through whom the shares were purchased, or, for PFS accounts, through

 Primerica Shareholders Services
(“PSS”), except that shareholders who purchased shares of the fund from PFPC or PFS may also redeem shares directly through PFPC or PFS. A shareholder desiring to redeem shares represented by certificates also must present the certificates to a Service Agent, PFPC or PSS, endorsed for transfer (or accompanied by an endorsed stock power), signed exactly as the shares are registered. Redemption requests involving shares represented by certificates will not be deemed received until the certificates are received by PFPC or PSS in proper form. FIS Customers should contact FIS for information regarding redemption of fund shares.

Each fund normally transmits redemption proceeds on the business day following receipt of a redemption request but, in any event, payment will be made within three days thereafter, exclusive of days on which the NYSE is closed and the settlement of securities does not otherwise occur, or as permitted under the 1940 Act in extraordinary circumstances. Generally, if the redemption proceeds are remitted to a CGMI brokerage account, these funds will not be invested for the shareholder’s benefit without specific instruction and CGMI will benefit from the use of temporarily uninvested funds. A shareholder who pays for fund shares by personal check will be credited with the proceeds of a redemption of those shares only after the purchase check has been collected, which may take up to ten days. A shareholder who anticipates the need for more immediate access to his or her investment should purchase shares with Federal funds, by bank wire or with a certified or cashier’s check.

Fund shareholders who purchase securities through a Service Agent may take advantage of special redemption procedures under which Class A shares of the fund will be redeemed automatically to the extent necessary to satisfy debit balances arising in the shareholder’s account with a Service Agent. One example of how an automatic redemption may occur involves the purchase of securities. If a shareholder purchases securities but does not pay for them by the settlement date, the number of fund shares necessary to cover the debit will be redeemed automatically as of the settlement date, which usually occurs three business days after the trade date. Class A shares that are subject to a deferred sales charge (see “Redemption of Shares—Deferred Sales Charge”) are not eligible for such automatic redemption and will only be redeemed upon specific request. If the shareholder does not request redemption of such shares, the shareholder’s account with a Service Agent may be margined to satisfy debit balances if sufficient fund shares that are not subject to any applicable deferred sales charge are unavailable. No fee is currently charged with respect to these automatic transactions. Shareholders not wishing to participate in these arrangements should notify their Service Agent.

A written redemption request must (a) state the class and number or dollar amount of shares to be redeemed, (b) identify the shareholder’s account number and (c) be signed by each registered owner exactly as the shares are registered. If the shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or be accompanied by an endorsed stock power) and must be submitted to PFPC or
PSS together with the redemption request. Any signature appearing on a written redemption request in excess of $50,000, share certificate or stock power must be guaranteed by an eligible guarantor institution such as a domestic bank, savings and loan institution, domestic credit union, member bank of the Federal Reserve System or member firm of a national securities exchange. Written redemption requests of $50,000 or less do not require a signature guarantee unless more than one such redemption request is made in any 10-day period. Redemption proceeds will be mailed to an investor’s address of record. The transfer agent may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees or guardians. A redemption request will not be deemed properly received until the transfer agent receives all required documents in proper form.

Telephone Redemption and Exchange Program.

    To determine if a shareholder is entitled to participate in this program, he or she should contact shareholder services at 1-800-451-2010. Once eligibility is confirmed, the shareholder must complete and return a Telephone/Wire Authorization Form, along with a signature guarantee, that will be provided by the transfer agent upon request. (Alternatively, an investor may authorize telephone redemptions on the new account application with the applicant’s signature guarantee when making his or her initial investment in the fund.)

Redemptions.    Redemption requests of up to $

50,000 of any class or classes of a fund’s shares may be made by eligible shareholders by calling shareholder services at 1-800-451-2010. Such requests may be made between 9:00 a.m. and 4:00 p.m. (Eastern time) on any day the NYSE is open. Requests received after the close of regular trading on the NYSE are priced at the net asset value next determined. Redemptions of shares (i) by retirement plans or (ii) for which certificates have been issued are not permitted under this program.

A shareholder will have the option of having the redemption proceeds mailed to his or her address of record or wired to a bank account predesignated by the shareholder. Generally, redemption proceeds will be mailed or wired, as the case may be, on the next business day following the redemption request. In order to use the wire procedures, the bank receiving the proceeds must be a member of the Federal Reserve System or have a correspondent relationship with a member bank. The funds reserve the right to charge shareholders a nominal fee for each wire redemption. Such charges, if any, will be assessed against the shareholder’s account from which shares were redeemed.
In order to change the bank account designated to receive redemption proceeds, a shareholder must complete a new Telephone/Wire Authorization Form and, for the protection of the shareholder’s assets, will be required to provide a signature guarantee and certain other documentation.

Exchanges.    Eligible shareholders may make exchanges by telephone if the account registration of the shares of the fund being acquired is identical to the registration of the shares of the fund exchanged. Such exchange requests may be made by calling shareholder services at 1-800-451-2010 between 9:00 a.m. and 4:00 p.m. (Eastern time) on any day on which the NYSE is open. See
“Exchange Privilege” for more information.

Share certificates.    Share certificates for the funds will no longer be issued. If you currently hold shares certificate for a fund, such certificates will continue to be honored.

Additional Information regarding Telephone Redemption and Exchange Program.    Neither the funds nor their agents will be liable for following instructions communicated by telephone that are reasonably believed to be genuine. Each fund and its agents will employ procedures designed to verify the identity of the caller and legitimacy of instructions (for example, a shareholder’s name and account number will be required and phone calls may be recorded). Each fund reserves the right to suspend, modify or discontinue the telephone redemption and exchange program or to impose a charge for this service at any time following at least seven (7) days prior notice to shareholders.

Deferred Sales Charge

Class A shares of the Cash Portfolio and Government Portfolio and Class C shares of the Government Portfolio that represent previously issued Class B shares acquired as part of an exchange privilege transaction, and were originally acquired in one of the Legg Mason Partners Mutual Funds at net asset value subject to a deferred sales charge, continue to be subject to any applicable deferred sales charge of the original fund.
Therefore, such Class A and Class C shares that are redeemed within 12 months of the date of purchase of the original fund may be subject to a deferred sales charge of 1.00%. The amount of any deferred sales charge will be paid to and retained by
LMIS. The deferred sales charge will be assessed based on an amount equal to the account value at the time of redemption, and will not be imposed on increases in value above the initial purchase price in the original fund. In addition, no charge will be assessed on shares derived from reinvestment of dividends or capital gains distributions.

In determining the applicability of any deferred sales charge, it will be assumed that a redemption is made first of shares representing capital appreciation, next of shares representing the reinvestment of dividends and capital gain distributions and finally of other shares held by the shareholder for the longest period of time. The length of time that Class A and Class C shares have been held will be calculated from the date that the shares were initially acquired in one of the Legg Mason Partners Mutual Funds, and the amount of shares being redeemed will be considered to represent, as applicable, the value of capital appreciation or dividend and capital gain distribution reinvestments in such other funds. For federal income tax purposes, the amount of the deferred sales charge will reduce the gain (if any) or increase the loss (if any), as the case may be, on redemption.

The deferred sales charge on Class A and Class C shares, if any, will be waived on (a) exchanges (see “Exchange Privilege” below); (b) redemptions of shares within twelve months following the death or disability of the shareholder; (c) redemption of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 70 1/2. In addition, shareholders who purchased shares subject to a deferred sales charge prior to the date of implementation of this new policy will be
“grandfathered” and will be eligible to obtain the waiver at age 59 1/2 by demonstrating such eligibility at the time of redemption; (d) involuntary redemptions; and (e) redemptions of shares to effect a combination of a fund with any investment company by merger, acquisition of assets or otherwise. In addition, a shareholder who has redeemed shares from funds of the Legg Mason Partners Mutual Funds may, under certain circumstances, reinvest all or part of the redemption proceeds within 60 days and receive pro rata credit for any deferred sales charge imposed on the prior redemption.

Deferred sales charge waivers will be granted subject to confirmation (by CGMI in the case of shareholders who are also Smith Barney clients or by PFPC in the case of all other shareholders) of the shareholder’s status or holdings, as the case may be.

For information concerning the deferred sales charge applicable to Class A and Class C shares acquired through the Smith Barney Retirement Programs, see “Purchase of
Shares.”

PFS ACCOUNTS

Initial
purchases of the Cash Portfolio—Class A shares must be made through a PFS Registered Representative by completing the appropriate application. The completed application must be forwarded to PFPC c/o Primerica Shareholder Services, P.O. Box
9662, Providence, RI 02940-9662. Checks drawn on foreign banks must be payable in U.S. dollars and have the routing number of the U.S. bank encoded on the check. Subsequent investments must be sent directly to PFPC c/o PSS. In processing applications and investments, PFPC acts as agent for the investor and for PFS, in accordance with the terms of the Prospectus.

Redemption proceeds can be sent by check to the address of record or by wire transfer to a bank account designated on the application. PSS will process and mail usually within two to three business days after receiving the redemption request in good order. The shareholder may request the proceeds to be mailed by two day air express for a $8 fee that will be deducted from the shareholder’s account or by one day express for a $15 fee that will be deducted from the shareholder’s account.

An Account Transcript is available at a shareholder’s request which identifies every financial transaction in an account since it was opened.
Additional copies of tax forms are available at the shareholder’s request.

Shareholders who establish telephone transaction authority on their account and supply bank account information may make additions to their accounts at any time. Shareholders should contact PSS at (800) 544- 5445 between 8:00 a.m. and 8:00 p.m. Eastern time any day that the NYSE is open. If a shareholder does not wish to allow subsequent investments by telephone by any person in his or her account, he or she should decline the telephone transaction option on the account application. The minimum telephone subsequent investment is $250 and can be up to a maximum of $50,000. By requesting a purchase by telephone, you authorize PSS to transfer funds from the bank account provided for the amount of the purchase. Subsequent investments by telephone may not be available if the shareholder cannot reach PSS because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the fund’s regular subsequent investment procedure described above.

EXCHANGE PRIVILEGE

Except as otherwise noted below, shares of each class may be exchanged for shares of the same class in any of the Smith Barney Mutual Funds, to the extent shares are offered for sale in the shareholder’s state of residence. Exchanges of Class A and Class C shares are subject to minimum investment requirements and all shares are subject to other terms or requirements of the fund into which exchanges are made and a sales charge may apply.

Class A Exchanges.    Class A shares of each fund will be subject to the applicable sales charge upon the exchange of such shares for Class A shares of another fund of the Smith Barney Mutual Funds sold with a sales charge. FIS Customers who acquired Class A shares of Cash Portfolio directly from the fund or through exchange from the Legg Mason Funds may exchange their shares only for Primary Class shares of a Legg Mason Fund.

Class Y Exchanges.    Class Y shareholders of a fund who wish to exchange all or a portion of their Class Y shares for Class Y shares in any of the funds may do so without imposition of any charge.

Additional Information Regarding
Exchanges.    The funds are not designed to provide investors with a means of speculation on short-term market movements. A pattern of frequent exchanges by investors can be disruptive to efficient portfolio management and, consequently, can be detrimental to the funds and their shareholders. Accordingly, if the funds’ management in its sole discretion determines that an investor is engaged in excessive trading, the funds, with or without prior notice, may temporarily or permanently terminate the availability to that investor of fund exchanges, or reject in whole or part any purchase or exchange request with respect to such investor’s account. Such investors also may be barred from purchases and exchanges involving other funds in the Smith Barney Mutual Fund family. Accounts under common ownership or control will be considered as one account for purposes of determining a pattern of excessive trading. The funds may notify an investor of rejection of a purchase or exchange order after the day the order is placed. If an exchange request is rejected, the funds will take no other action with respect to the shares until further instructions from the investor are received. The funds’ policy on excessive trading applies to investors who invest in the funds directly or through Service Agents, but does not apply to any systematic investment plans described in the Prospectuses.

During times of drastic economic or market conditions, the funds may suspend the Exchange Privilege temporarily without notice and treat exchange requests based on their separate components—redemption orders with a simultaneous request to purchase the other fund’s shares. In such a case, the redemption request would be processed at the fund’s next determined net asset value but the purchase order would be effective only at the net asset value next determined after the fund being purchased formally accepts the order, which may result in the purchase being delayed.

TAXES

The following is
a summary of certain material U.S. federal income tax considerations regarding the purchase, ownership and disposition of shares of a fund. This summary does not address all of the potential U.S. federal income tax consequences that may be applicable to a fund or to all categories of investors, some of which may be subject to special tax rules. Current and prospective shareholders are urged to consult their own tax advisers with respect to the specific federal, state, local and foreign tax consequences of investing in a fund. The summary is based on the laws in effect on the date of this SAI and existing judicial and administrative interpretations thereof, all of which are subject to change, possibly with retroactive effect.

The Fund and Its Investments

Each fund intends to continue to qualify to be treated as a
regulated investment company under the Code each taxable year. To so qualify, a fund must, among other things: (a) derive at least 90% of its gross income in each taxable year from dividends, interest, payments with respect to securities loans and gains from the sale or other disposition of stock or securities or foreign currencies, other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies and net income derived from interests in “qualified publicly traded partnerships” (i.e., partnerships that are traded on an established securities market or tradable on a secondary market, other than partnerships that derive 90% of their income from interest, dividends, capital gains, and other traditional permitted mutual fund income); and (b) diversify its holdings so that, at the end of each quarter of the fund’s taxable year, (i) at least 50% of the market value of the fund’s assets is represented by cash, securities of other regulated investment companies, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the fund’s assets and not greater than 10% of the outstanding voting securities of such issuer and (ii) not more than
25% of the value of its assets is invested in the securities (other than U.S. government securities or securities of other regulated investment companies) of any one issuer, any two or more issuers that the fund controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or in the securities of one or more qualified publicly traded partnerships.

Fund investments in partnerships, including in qualified publicly traded partnerships, may result in a fund’s being subject to state, local or foreign income, franchise or withholding tax liabilities.

As a regulated investment company, each fund will not be subject to U.S. federal income tax on the portion of its taxable investment income and capital gains that it distributes to its shareholders, provided that it satisfies a minimum distribution requirement. To satisfy the minimum distribution requirement, a fund must distribute to its shareholders at least the sum of (i) 90% of its
“investment company taxable income” (i.e., income other than its net realized long-term capital gain over its net realized short-term capital loss), plus or minus certain adjustments, and (ii) 90% or its net tax-exempt income for the taxable year. Each fund will be subject to income tax at regular corporation rates on any taxable income or gains that it does not distribute to its shareholders.

The Code imposes a 4% nondeductible excise tax on a fund to the extent it does not distribute by the end of any calendar year at least the sum of (i) 98% of its ordinary income for that year and (ii) 98% of its capital gain net income (both long-term and short-term) for the one-year period ending, as a general rule, on October 31 of that year. For this purpose, however, any ordinary income or capital gain net income retained by a fund that is subject to corporate income tax will be considered to have been distributed by year-end. In addition, the minimum amounts that must be distributed in any year to avoid the excise tax will be increased or decreased to reflect any underdistribution or overdistribution, as the case may be, from the previous year. Each fund anticipates that it will pay such dividends and will make such distributions as are necessary in order to avoid the application of this excise tax.

If, in any taxable year, a fund fails to qualify as a regulated investment company under the Code or fails to meet the distribution requirement, it will be taxed in the same manner as an ordinary corporation and distributions to its shareholders will not be deductible by the fund in computing its taxable income. In addition, in the event of a failure to qualify, a fund’s distributions, to the extent derived from the fund’s current or accumulated earnings and profits, including any distributions of net long-term capital gains, will be taxable to shareholders as dividend income. Such dividends would be eligible (i) to be treated as qualified dividend income in the case of shareholders taxed as individuals and (ii) for the dividends received deduction in the case of corporate shareholders. Moreover, if a fund fails to qualify as a regulated investment company in any year, it must pay out its earnings and profits accumulated in that year in order to qualify again as a regulated investment company. If a fund failed to qualify as a regulated investment company for a period greater than two taxable years, the fund may be required to recognize any net built-in gains with respect to certain of its assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the fund had been liquidated) in order to qualify as a regulated investment company in a subsequent year.

Foreign Investments.    Income (including, in some cases, capital gains) received by a fund from investments in foreign securities may be subject to withholding and other taxes imposed by foreign countries.
Tax conventions between certain countries and the United States may reduce or eliminate such taxes in some cases. The funds will not be eligible to elect to treat any foreign taxes they pay as paid by their respective shareholders, who therefore will not be entitled to credits or deductions for such taxes on their own tax returns. Foreign taxes paid by a fund will reduce the return from the fund’s investments.

Taxation of U.S. Shareholders

Dividends and Distributions.    Dividends and other distributions by each fund are generally treated under the Code as received by the shareholders at the time the dividend or distribution is made. However, any dividend or distribution declared by the fund in October, November or December of any calendar year and payable to shareholders of record on a specified date in such a month shall be deemed to have been received by each shareholder on December 31 of such calendar year and to have been paid by the fund not later than such December 31, provided such dividend is actually paid by the fund during January of the following calendar year.

Each fund intends to distribute annually to its shareholders substantially all of its investment company taxable income, and any net realized long-term capital gains in excess of net realized short-term capital losses (including any capital loss carryovers). Distributions of net realized long-term capital gains, if any, that the fund designates as capital gains dividends are taxable as long-term capital gains, whether paid in cash or in shares and regardless of how long a shareholder has held shares of the fund. All other dividends of the fund
(including dividends from short-term capital gains) from its current and accumulated earnings and profits are generally subject to tax as ordinary income. Each fund expects that it generally will not earn or distribute any long-term capital gains.
In addition, each fund expects that none of its distributions will be eligible (i) to be treated as “qualified dividend income” taxed at the rates generally applicable to long-term capital gains for individual shareholders or (ii) for the dividends received deduction for corporate shareholders.

Distributions in excess of the fund’s current and accumulated earnings and profits will, as to each shareholder, be treated as a tax-free return of capital to the extent of a shareholder’s basis in his shares of the fund, and as a capital gain thereafter (if the shareholder holds his shares of the fund as capital assets). Shareholders receiving dividends or distributions in the form of additional shares should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the shareholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount.

Sales of Shares.    Upon the sale or
exchange of his shares, a shareholder will realize a taxable gain or loss equal to the difference, if any, between the amount realized and his basis in his shares. A redemption of shares by a fund will be treated as a sale for this purpose. Such gain or loss will be treated as capital gain or loss if the shares are capital assets in the shareholder’s hands, and will be long-term capital gain or loss if the shares are held for more than one year and short-term capital gain or loss if the shares are held for one year or less. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced, including replacement through the reinvesting of dividends and capital gains distributions in the fund, within a 61-day period beginning 30 days before and ending 30 days after the disposition of the shares. In such a case, the basis of the shares acquired will be increased to reflect the disallowed loss. If a shareholder incurs a sales charge in acquiring shares of a fund, disposes of those shares within 90 days and then acquires shares in a mutual fund for which the otherwise applicable sales charge is reduced by reason of a reinvestment right (e.g., an exchange privilege), the original sales charge will not be taken into account in computing gain or loss on the original shares to the extent the subsequent sales charge is reduced. Instead the disregarded portion of the original sales charge will be added to the tax basis in the newly acquired shares. Furthermore, the same rule also applies to a disposition of the newly acquired shares made within 90 days of the second acquisition. This provision prevents a shareholder from immediately deducting the sales charge by shifting his or her investment in a family of mutual funds.

Backup Withholding.    A fund may be required to withhold, for U.S. federal income tax purposes, a portion of the dividends, distributions and redemption proceeds payable to shareholders who fail to provide the fund with their correct taxpayer identification number or to make required certifications, or who have been notified by the

 Internal Revenue Service that they are subject to backup withholding. Certain shareholders are exempt from backup withholding. Backup withholding is not an additional tax and any amount withheld may be credited against a shareholder’s U.S. federal income tax liability.

Notices.    Shareholders will receive, if appropriate, various written notices after the close of a fund’s taxable year regarding the U.S. federal income tax status of certain dividends, distributions and deemed distributions that were paid (or that are treated as having been paid) by the fund to its shareholders during the preceding taxable year.

Other Taxes

Dividends, distributions and redemptions proceeds may also be subject to additional state, local and foreign taxes depending on each shareholder’s particular situation.

Taxation of Non-U.S. Shareholders

Dividends paid by a fund to non-U.S. shareholders are generally subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty to the extent derived from investment income and short-term capital gains. In order to obtain a reduced rate of withholding, a non-U.S. shareholder will be required to provide an IRS Form W-8BEN certifying its entitlement to benefits under a treaty. The withholding tax does not apply to regular dividends paid to a
non-U.S. shareholder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. shareholder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. shareholder were a U.S. shareholder. A non-U.S. corporation receiving effectively connected dividends may also be subject to additional “branch profits tax” imposed at a rate of
30% (or lower treaty rate). A non-U.S. shareholder who fails to provide an IRS Form W-8BEN or other applicable form may be subject to backup withholding at the appropriate rate.

In general, United States federal withholding tax will not apply to any gain or income realized by a non-U.S.
shareholder in respect of any distributions of net long-term capital gains over net short-term capital losses, exempt-interest dividends, or upon the sale or other disposition of shares of a Fund.

For taxable years beginning before January 1, 2008,
properly-designated dividends are generally exempt from United States federal withholding tax where they (i) are paid in respect of a fund’s “qualified net interest income” (generally, a fund’s U.S. source interest income, other than certain contingent interest and interest from obligations of a corporation or partnership in which the fund is at least a 10% shareholder, reduced by expenses that are allocable to such income) or (ii) are paid in respect of a fund’s “qualified short-term capital gains” (generally, the excess of a fund’s net short-term capital gain over the fund’s long-term capital loss for such taxable year). However, depending on its circumstances, a fund may designate all, some or none of its potentially eligible dividends as such qualified net interest income or as qualified short-term capital gains, and/or treat such dividends, in whole or in part, as ineligible for this exemption from withholding. In order to qualify for this exemption from withholding, a non-U.S. shareholder will need to comply with applicable certification requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute Form). In the case of shares held through an intermediary, the intermediary may withhold even if a fund designates the payment as qualified net interest income or qualified short-term capital gain. Non-U.S. shareholders should contact their intermediaries with respect to the application of these rules to their accounts.

The foregoing is only a summary of certain material U.S. federal income tax consequences affecting the fund and its shareholders. Current and prospective shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the fund.

INVESTMENT MANAGEMENT AND OTHER SERVICES

Manager.    SBFM serves as investment manager to each fund pursuant to an investment management agreement (the “Management Agreement”). Each agreement was most recently approved by the Board of Directors, including a majority of the Independent Directors, on August 1, 2005 and by each fund’s shareholders on November 29, 2005. The Management Agreement became effective on December 1, 2005 as a result of the sale of substantially all of Citigroup Inc.’s (“Citigroup”) asset management business to Legg Mason, Inc. (“Legg Mason”). The manager is an indirect wholly-owned subsidiary of Legg Mason. Prior to December 1, 2005, the manager was an indirect wholly-owned subsidiary of Citigroup.

Under the Management Agreements subject to the supervision and direction of the Company Board of Directors, the manager manages each fund’s portfolio in accordance with the fund’s stated investment objective and policies, makes investment decisions for the fund and places orders to purchase and sell securities. The manager also performs administrative and management services necessary for the operation of each fund, such as (i) supervising the overall administration of the fund, including negotiation of contracts and fees with and the monitoring of performance and billings of the fund’s transfer agent, shareholder servicing agents, custodian and other independent contractors or agents; (ii) providing certain compliance, fund accounting, regulatory reporting, and tax reporting services; (iii) preparing or participating in the preparation of Board materials, registration statements, proxy statements and reports and other communications to shareholders;
(iv) maintaining the fund’s existence, and (v) maintaining the registration and qualification of the fund’s shares under federal and state laws.

SBFM (through its predecessor entities) has been in the investment counseling business since 1968 and renders investment management services to a wide variety of individual, institutional and investment company clients that had aggregate assets under management as of December 31, 2005 of approximately $106 billion. Legg Mason, whose principal executive offices are at 100 Light Street,
Baltimore, Maryland 21202, is a financial services holding company. As of December 31, 2005, Legg Mason’s asset management operation had aggregate assets under management of approximately $850 billion.

The Management Agreement with respect to each fund has an initial term of two years and will continue in effect from year to year thereafter provided such continuance is specifically approved at least annually (a) by the Company’s Board or by a majority of the outstanding voting securities of the fund (as defined in the 1940 Act), and in either event, by a majority of the Independent Directors with such Independent Directors casting votes in person at a meeting called for such purpose. The funds or the manager may terminate each Management Agreement on sixty days’ written notice without penalty. Each Management Agreement will terminate automatically in the event of assignment (as defined in the 1940 Act).

The funds bear expenses incurred in their operations, including: taxes, interest, brokerage fees and commissions, if any; fees of Independent Directors; SEC fees and state Blue Sky qualification fees; charges of custodians; transfer and dividend disbursing agent fees; certain insurance premiums; outside auditing and legal expenses; costs of maintaining corporate existence; costs of investor services (including allocated telephone and personnel expenses); costs of preparing and printing of prospectuses for regulatory purposes and for distribution to existing shareholders; costs of shareholders’ reports and shareholder meetings; and meetings of the officers or Board of Directors of the Company.

For the years 2003, 2004 and 2005 the funds paid management fees as shown below:

Fund

Management Fees

2003

2004

2005

Cash Portfolio

$
82,168,878

$
69,671,046

$
65,276,720

Government Portfolio

$
13,626,290

$
11,554,650

$
9,953,202

The Management Agreements provide for compensation of the Manager accrued daily and paid monthly at the following annual rates:

Fund Asset Breakpoints

Management Fee as a Percentage of Average Daily Net Assets

Each Fund

First $

1 billion

0.450
%

Over $1 billion up to $

2 billion

0.425
%

Over $2 billion up to $

5 billion

0.400
%

Over $5 billion up to $

10 billion

0.375
%

Over $10 billion

0.350
%

The Manager has agreed that if in any fiscal year the total expenses of either fund, exclusive of taxes, brokerage, interest and extraordinary expenses, exceed 0.70% of the average daily net assets for that fiscal year of the fund, the Manager will reduce its fee to the extent of such excess, or reimburse any such excess amount to the relevant fund. The 0.70% voluntary expense limitation shall be in effect until it is terminated by 14 days’ written notice to shareholders and by supplement to the then-current prospectus.

Distributors.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, located at 100 Light Street, Baltimore, Maryland 21202;

CGMI, an indirect wholly-owned subsidiary of Citigroup, located at 388 Greenwich Street, New York, New York 10013; and

PFS serve as the funds’ distributors pursuant to separate written agreements or amendments to written agreements, in each case dated December 1, 2005 (the “distribution agreements”), which were approved by the Company’s Board of Directors and by a majority of the Independent Directors, casting votes in person at a meeting called for such purpose, on November 21, 2005. The distribution agreements went into effect on December 1, 2005.
Prior to December 1, 2005, CGMI and PFS Distributors, Inc. (“PFS Distributors”), the predecessor in interest to PFS, served as the funds’ distributors.

To compensate LMIS, CGMI and PFS for the services they provide and for the expenses they bear under the distribution agreements, the funds have adopted a services and distribution plan (the “Plan”) pursuant to Rule 12b-1 under the 1940 Act. Under the Plan, each fund pays LMIS, CGMI and PFS a service fee, accrued daily and paid monthly, calculated at the annual rate of

0.10% of the value of the fund’s average daily net assets attributable to the Class A and Class C shares. Each fund also pays PFS a service fee of 0.10% of the average daily net assets of Class A shares held in accounts at PFS.

The following fees were incurred under the Plan during the fiscal years indicated:

Class A

Fund

2003

2004

2005

Cash

$
20,705,601

$
18,524,836

$
17,262,701

Government

3,152,578

2,695,739

2,287,222

Class C

Fund

2003

2004

2005

Cash

$
376

$
236

$
158

Government

72

14

4

LMIS, CGMI and PFS may be deemed to be underwriters for purposes of the 1933 Act. From time to time, LMIS, CGMI or PFS or their affiliates may also pay for certain non-cash sales incentives provided to PFS Registered Representatives. Such incentives do not have any effect on the net amount invested. In addition to the reallowances from the applicable public offering price described below, PFS may, from time to time, pay or allow additional reallowances or promotional incentives, in the form of cash or other compensation, to PFS Registered Representatives that sell shares of a fund.

For the period from December 1, 2005 through December 31, 2005, LMIS incurred the following distribution expenses for the funds. Distribution expenses included compensation of
Service Agents, printing costs of prospectuses and marketing materials.

Fiscal Year Ended December 31, 2004

Financial Consultant Compensation

Branch Expenses

Mutual Fund Marketing Expenses

Printing Expenses

Total

Cash Portfolio

Class A

$
8,193,838

$
5,344,916

$
—

$
—

$
13,538,754

Class C

21,331

50

—

—

21,381

Total

$
8,215,169

$
5,344,966

$
—

$
—

13,560,135

Government Portfolio

Class A

$
1,148,959

$
767,590

$
—

$
—

$
1,916,549

Class C

2

1

—

—

3

Total

$
1,148,961

$
767,591

$
—

$
—

$
1,916,552

Brokerage.    The Manager places orders for the purchase and sale of securities for the funds. All of the portfolio transactions have been principal transactions with major dealers in money market instruments, on which no brokerage commissions are paid. Purchases from or sales to dealers serving as market-makers include the spread between the bid and asked prices.

The following table lists holdings by each fund of the following securities issued by each fund’s regular broker/dealers as of the end of the fund’s fiscal year:

Value of any Securities Owned at end of current period

(000’s omitted)

Cash Portfolio

Broker/dealer

Bank of America Corp.

396,544

Credit Suisse First Boston Corp.

310,000

Deutsche Bank Securities, Inc.

211,500

Goldman Sachs & Co.

200,000

Morgan Stanley

350,000

Societe Generale

370,738

State Street Bank & Trust

22,176

Code of Ethics.    Pursuant to Rule 17j-1 of the 1940 Act, the funds, their Manager and distributors have adopted codes of ethics that permit personnel to invest in securities for their own accounts, including securities that may be purchased or held by the funds. All personnel must place the interests of clients first and avoid activities, interests and relationships that might interfere with the duty to make decisions in the best interests of the clients. All personal securities transactions by employees must adhere to the requirements of the codes and must be conducted in such a manner as to avoid any actual or potential conflict of interest, the appearance of such a conflict, or the abuse of an employee’s position of trust and responsibility.

The Codes of Ethics of the funds, the Manager and distributors are on file with the SEC.

Proxy Voting Guidelines and Procedures

Although individual Directors may not agree with particular policies or votes by the Manager, the Board has approved delegating proxy voting discretion to the Manager believing that the Manager should be responsible for voting because it is a matter relating to the investment decision making process.

Attached as Appendix B is a summary of the guidelines and procedures that a fund uses to determine how to vote proxies relating to portfolio securities, including the procedures that a fund uses when a vote presents a conflict between the interests of the fund’s shareholders, on the one hand, and those of the Manager or any affiliated person of the fund or the Manager, on the other. This summary of the guidelines gives a general indication as to how the Manager will vote proxies relating to portfolio securities on each issue listed. However, the guidelines do not address all potential voting issues or the intricacies that may surround individual proxy votes.
For that reason, there may be instances in which votes may vary from the guidelines presented. Notwithstanding the foregoing, the Manager always endeavors to vote proxies relating to portfolio securities in accordance with the fund’s investment objectives.

Information on how the funds voted proxies relating to portfolio securities during the 12-month period ended June 30 of each year and a description of the policies and procedures that the funds use to determine how to vote proxies relating to portfolio securities is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the fund’s website at http://

www.leggmason.com/InvestorServices and (3) on the SEC’s website at http://www.sec.gov.

ADDITIONAL INFORMATION ABOUT THE FUNDS

The Company, an open-end, diversified management investment company, was incorporated under Maryland law on May 28, 1974. The Company currently has outstanding two series of shares, representing shares in separate funds—the Cash Portfolio and the Government Portfolio—and the Company’s Board of Directors may authorize the creation of additional series of shares. Each share of a fund or class represents an equal proportionate interest in the net assets of that fund or class with each other share of the same fund or class and is entitled to such dividends and distributions out of the net income of that fund or class as are declared in the discretion of the Board. Shareholders are entitled to one vote for each share held and will vote in the aggregate and not by fund or class except as otherwise required by the 1940 Act or Maryland law. In the event of the liquidation or dissolution of a fund or of the Company, shares of a fund are entitled to receive the assets belonging to that fund and a proportionate distribution of any general assets not belonging to any particular fund that are available for distribution based upon the relative net assets of the respective funds.

Licensing
Agreement.    Under a licensing agreement between Citigroup and Legg Mason, the names of funds, the names of any classes of shares of funds, and the names of investment advisers of funds, as well as all logos, trademarks and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Smith Barney,” “Salomon Brothers,”
“Citi,” and “Citigroup Asset Management,” Legg Mason and its affiliates, as well as the fund’s investment adviser, are not affiliated with Citigroup.

All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement.

Legal Matters

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGMI and a number of its affiliates, including SBFM and Salomon Brothers Asset Management Inc (“SBAM”) (collectively, the “Advisers”), substantially all of the mutual funds managed by the Advisers, including the fund (the "Funds''), and directors or trustees of the Funds (collectively, the "Defendants''). The complaints alleged, among other things, that CGMI created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Advisers caused the Funds to pay excessive brokerage commissions to CGMI for steering clients towards proprietary funds. The complaints also alleged that the
Defendants breached their fiduciary duty to the Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Funds' contracts with the Advisers, recovery of all fees paid to the Advisers pursuant to such contracts and an award of attorneys' fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the
“Complaint”) was filed alleging substantially similar causes of action. While the lawsuit is in its earliest stages, to the extent that the Complaint purports to state causes of action against the Funds, SBFM believes the Funds have significant defenses to such allegations, which the Funds intend to vigorously assert in responding to the Complaint.

Additional lawsuits arising out of these circumstances and presenting similar allegations and requests for relief may be filed against the Defendants in the future.

As of the date of this SAI, SBFM and
the Funds believe that the resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Advisers and their affiliates to continue to render services to the
Funds under their respective contracts.

The
Defendants have moved to dismiss the Complaint. Those motions are pending before the court.

Recent Developments.    On May 31, 2005, the SEC issued an order in connection with the settlement of an administrative proceeding against SBFM and CGMI relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds, including the fund (the “Funds”).

The SEC order finds that SBFM and CGMI willfully violated Section
206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that CAM, the Citigroup business unit that, at the time, included the fund’s investment manager and other advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of
First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGMI. The order also finds that SBFM and
CGMI willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGMI do not admit or deny any wrongdoing or liability. The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGMI and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million.
Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan prepared and submitted for approval by the SEC. The order also requires that transfer agency fees received from the Funds since December 1, 2004 less certain expenses be placed in escrow and provides that a portion of such fees may be subsequently distributed in accordance with the terms of the order.

The order
required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub-transfer agent, SBFM and CGMI would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding
process. On November 21, 2005, and within the specified timeframe, the fund’s Board selected a new transfer agent for the fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

At this time, there is no certainty as to how the proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

* * * *

The fund has received information concerning SBFM and SBAM as follows:

On September 16, 2005, the staff of the
SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the 1940 Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

Although there can be no assurance, SBFM believes that these matters are not likely to have a material adverse effect on the fund or its ability to perform investment management services relating to the fund.

* * * *

Beginning in August 2005, five class
action lawsuits alleging violations of federal securities laws and state law were filed against CGMI and SBFM (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described above. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently-filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this SAI, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of SBFM and its affiliates to continue to render services to the Funds under their respective contracts.

VOTING RIGHTS

As
permitted by Maryland law, there will normally be no meetings of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by shareholders. At that time, the Directors then in office will call a shareholders’ meeting for the election of Directors. The Directors must call a meeting of shareholders for the purpose of voting upon the question of removal of any Director when requested in writing to do so by the record holders of not less than

 10% of the outstanding shares of the Company. At
such a meeting, a Director may be removed after the holders of record of not less than a majority of the outstanding shares of the Company have declared that the Director be removed either by declaration in writing or by votes cast in person or by proxy. Except as set forth above, the Directors shall continue to hold office and may appoint successor Directors.

Rule 18f-2 under the 1940 Act provides that any matter required to be submitted by the provisions of the Act or applicable state law, or otherwise, to the holders of the outstanding voting securities of an investment company shall not be deemed to have been effectively acted upon unless approved by “vote of a majority of the outstanding voting securities” (as defined below) of each fund or class affected by the matter. Rule 18f-2 further provides that a fund or class shall be deemed to be affected by a matter unless it is clear that the interests of each fund or class in a matter are identical or that the matter does not affect any interest of the fund or class. Under the rule the approval of a management agreement or any change in a fundamental investment policy would be effectively acted upon with respect to a fund only if approved by a majority of the outstanding voting securities of the fund affected by the matter. The rule further provides that the ratification of independent auditors, the election of Directors, and the approval of a distribution agreement that is submitted to shareholders are not subject to the separate voting requirements and may be effectively acted upon by a vote of the holders of a majority of all Company shares voting without regard to fund.

As used in the Prospectus and this Statement of Additional Information, a “vote of a majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of the Company (or the affected fund or class) or (b) 67% or more of such shares present at a meeting if more than 50% of the outstanding shares of the Company (or the affected fund or class) are represented at the meeting in person or by proxy.

As of April 17, 2006, to the knowledge of the funds, no single shareholder or group (as the term is used in Section 13(d) of the Securities Exchange
Act of 1934) owned beneficially or of record 5% or more of the outstanding shares of any class of a fund with the exception of the following:

Name & Address

Percent

Cash Portfolio

Class A

Yung Ray Jow TTEE Jow Family Trust

7.89

Cash Portfolio

Class C

Dina K Whitaker

78.28

PFPC Trust Company Cust FBO Muriel Ouellette

17.40

Cash Portfolio

Class Y

CAM North America, LLC. Portfolio Six Scholars Choice College Saving

29.38

CAM North America, LLC. Illinois College Pro Port 5 Bright Start College Saving

23.03

CAM North America, LLC. Illinois College Pro Port 6 Bright Start College Saving

15.66

CAM North America, LLC. Portfolio Five Scholars Choice College Saving

15.07

CAM North America, LLC. Portfolio Seven Scholars Choice College Saving

10.96

Name & Address

Percent

Government Portfolio

Class C

David Burnett

68.17

PFPC Trust Company Cust FBO Janice C Reddan R/O IRA

31.80

Government Portfolio

Class Y

CSEA Employee Benefit Fund

100

Custodian.

State Street Bank and Trust Company, located at 225 Franklin Street, Boston, Massachusetts 02110, serves as custodian of the funds’ investments.

Transfer Agent and Shareholder Servicing Agent.

PFPC Inc., located at P.O. Box 9699, Providence, Rhode Island, 02940-9699, serves as the funds’ transfer agent and shareholder servicing agent. The transfer agent maintains the shareholder account records for the funds, handles certain communications between shareholders and the funds and distributes dividends and distributions payable to by the funds.

Independent Registered Public Accounting Firm.

KPMG LLP, 757 Third Avenue, New York, NY 10017, has been selected as independent registered public accounting firm for each fund for its fiscal year ending December 31, 2006 to audit and report on each fund’s financial statements and financial highlights.

Annual and Semi-Annual Reports.    Each fund sends its shareholders a semi-annual report and an audited annual report, which include listings of the investment securities held by each fund at the end of the period covered. In an effort to reduce the funds’ printing and mailing costs, the funds consolidate the mailing of their semi-annual and annual reports by household. This consolidation means that a household having multiple accounts with the identical address of record receive a single copy of each report. Shareholders who do not want this consolidation to apply to their accounts should contact their Service Agent or the transfer agent.

FINANCIAL STATEMENTS

The Company’s Annual Report for the fiscal year ended December 31, 2005 is incorporated herein by reference in its entirety. The Annual Report was filed on March 10, 2006, accession number 0000914851-06-000094.

APPENDIX A—SECURITIES RATINGS

BOND AND NOTES RATINGS

Moody’s Investors Service, Inc. (“Moody’s”)

Aaa—Bonds that are rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edged.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa—Bonds that
are rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present that make the long term risks appear somewhat larger than in “Aaa”
securities.

Note:    The
modifier 1 indicates that the security ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

The Standard & Poor’s Division of The McGraw-Hill
Companies, Inc. (“Standard & Poor’s”)

AAA—Debt rated AAA has the highest rating assigned by Standard & Poor’s. Superior financial security on an absolute and relative basis. Capacity to meet policyholder obligations is extremely strong under a variety of economic and underwriting conditions.

AA—Debt rated AA is an excellent financial instrument. Capacity to meet policyholder obligations is strong under a variety of economic and underwriting conditions.

Plus (+) or Minus (-):    The rating of
“AA” may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Provisional Ratings:    The letter “p” indicates that the rating is provisional. A provisional rating assumes the successful completion of the project being financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful and timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of, or the risk of default upon failure of, such completion. The investor should exercise judgment with respect to such likelihood and risk.

L—The letter “L” indicates
that the rating pertains to the principal amount of those bonds where the underlying deposit collateral is fully insured by the Federal Savings & Loan Insurance Corp. or the Federal Deposit Insurance Corp.

†—Continuance of the rating is contingent upon
S&P’s receipt of closing documentation confirming investments and cash flow.

*—Continuance of the rating is contingent upon S&P’s receipt of an executed copy of the escrow agreement.

Fitch Inc. (“Fitch”)

AAA—Bonds rated AAA by Fitch have the lowest
expectation of credit risk. The obligor has an exceptionally strong capacity for timely payment of financial commitments which is highly unlikely to be adversely affected by foreseeable events.

A-1

AA—Bonds rated AA by Fitch have a very low expectation of credit risk. They indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

Plus (+) Minus (-):    Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the “AAA” category.

COMMERCIAL PAPER RATINGS

Moody’s

Issuers rated “Prime-1” (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment will normally be evidenced by the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structures with moderated reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial changes and high internal cash generation; well-established access to a range of financial markets and assured sources of alternate liquidity.

Issuers rated “Prime-2” (or related supporting institutions) have strong capacity for repayment of short-term promissory obligations.
This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage rations, while sound, will be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Standard & Poor’s

A-1—This designation indicates that the degree of safety regarding timely payment is either overwhelming or very strong. Those issuers determined to possess overwhelming safety characteristics will be denoted with a plus (+)
sign designation.

A-2—Capacity for
timely payment on issues with this designation is strong. However, the relative degree of safety is not as high as for issues designated A-1.

Fitch

Fitch’s short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes.

The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet financial commitment in a timely manner.

Fitch’s short-term ratings are
as follows:

F1+—Issues assigned this
rating are regarded as having the strongest capacity for timely payments of financial commitments. The “+” denotes an exceptionally strong credit feature.

F1—Issues assigned this rating are regarded as having the strongest capacity for timely payment of financial commitments.

F2—Issues
assigned this rating have a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

A-2

APPENDIX B

Concerning
Citigroup Asset Management1 (CAM)

Proxy Voting Policies and Procedures

The following is a brief overview of the Proxy Voting Policies and Procedures (the “Policies”) that CAM has adopted to seek to ensure that CAM votes proxies relating to equity securities in the best interest of clients.

CAM votes proxies for each client account with respect to which it has been authorized to vote proxies. In voting proxies, CAM is guided by general fiduciary principles and seeks to act prudently and solely in the best interest of clients. CAM attempts to consider all factors that could affect the value of the investment and will vote proxies in the manner that it believes will be consistent with efforts to maximize shareholder values. CAM may utilize an external service provider to provide it with information and/or a recommendation with regard to proxy votes. However, the CAM adviser (business unit) continues to retain responsibility for the proxy vote.

In the case of a proxy issue for which there is a stated position in the Policies, CAM generally votes in accordance with such stated position. In the case of a proxy issue for which there is a list of factors set forth in the Policies that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above and considering such enumerated factors. In the case of a proxy issue for which there is no stated position or list of factors that CAM considers in voting on such issue, CAM votes on a case-by-case basis in accordance with the general principles set forth above. Issues for which there is a stated position set forth in the Policies or for which there is a list of factors set forth in the Policies that CAM considers in voting on such issues fall into a variety of categories, including election of directors, ratification of auditors, proxy and tender offer defenses, capital structure issues, executive and director compensation, mergers and corporate restructurings, and social and environmental issues. The stated position on an issue set forth in the Policies can always be superseded, subject to the duty to act solely in the best interest of the beneficial owners of accounts, by the investment management professionals responsible for the account whose shares are being voted. Issues applicable to a particular industry may cause CAM to abandon a policy that would have otherwise applied to issuers generally. As a result of the independent investment advisory services provided by distinct CAM business units, there may be occasions when different business units or different portfolio managers within the same business unit vote differently on the same issue. A CAM business unit or investment team
(e.g. CAM’s Social Awareness Investment team) may adopt proxy voting policies that supplement these policies and procedures. In addition, in the case of Taft-Hartley clients, CAM will comply with a client direction to vote proxies in accordance with Institutional Shareholder Services’ (ISS) PVS Voting Guidelines, which ISS represents to be fully consistent with AFL-CIO guidelines.

In furtherance of CAM’s goal to vote proxies in the best interest of clients, CAM follows procedures designed to identify and address material conflicts that may arise between CAM’s interests and those of its clients before voting proxies on behalf of such clients. To seek to identify conflicts of interest, CAM periodically notifies CAM employees in writing that they are under an obligation (i) to be aware of the potential for conflicts

[1]

Citigroup Asset Management comprises CAM North America, LLC, Salomon Brothers Asset Management Inc, Smith Barney Fund Management LLC, and other affiliated investment advisory firms.
On December 1, 2005, Citigroup Inc. (“Citigroup”) sold substantially all of its worldwide asset management business, Citigroup Asset Management, to Legg Mason, Inc. (“Legg Mason”). As part of this transaction, CAM North
America, LLC, Salomon Brothers Asset Management Inc and Smith Barney Fund Management LLC became wholly-owned subsidiaries of Legg Mason. Under a licensing agreement between Citigroup and Legg Mason, the names of CAM North America, LLC, Salomon
Brothers Asset Management Inc, Smith Barney Fund Management LLC and their affiliated advisory entities, as well as all logos, trademarks, and service marks related to Citigroup or any of its affiliates (“Citi Marks”) are licensed for use by Legg Mason. Citi Marks include, but are not limited to, “Citigroup Asset Management,” “Salomon Brothers Asset Management” and “CAM”. All Citi Marks are owned by Citigroup, and are licensed for use until no later than one year after the date of the licensing agreement. Legg Mason and its subsidiaries, including CAM North America, LLC, Salomon Brothers Asset Management Inc, and Smith Barney Fund Management LLC are not affiliated with Citigroup.

B-1

 of interest on the part of CAM with respect to voting proxies on behalf of client accounts both as a result of their personal relationships and due to special circumstances that may arise during the conduct of CAM’s business, and (ii) to bring conflicts of interest of which they become aware to the attention of CAM’s compliance personnel. CAM also maintains and considers a list of significant CAM relationships that could present a conflict of interest for CAM in voting proxies. CAM is also sensitive to the fact that a significant, publicized relationship between an issuer and a non-CAM Legg Mason affiliate might appear to the public to influence the manner in which CAM decides to vote a proxy with respect to such issuer. Absent special circumstances or a significant, publicized non-CAM Legg Mason affiliate relationship that CAM for prudential reasons treats as a potential conflict of interest because such relationship might appear to the public to influence the manner in which CAM decides to vote a proxy, CAM generally takes the position that relationships between a non-CAM Legg Mason affiliate and an issuer (e.g. investment management relationship between an issuer and a non-CAM Legg Mason affiliate) do not present a conflict of interest for CAM in voting proxies with respect to such issuer. Such position is based on the fact that CAM is operated as an independent business unit from other Legg Mason business units as well as on the existence of information barriers between CAM and certain other Legg Mason business units.

CAM maintains a
Proxy Voting Committee to review and address conflicts of interest brought to its attention by CAM compliance personnel. A proxy issue that will be voted in accordance with a stated CAM position on such issue or in accordance with the recommendation of an independent third party is not brought to the attention of the Proxy Voting Committee for a conflict of interest review because CAM’s position is that to the extent a conflict of interest issue exists, it is resolved by voting in accordance with a pre-determined policy or in accordance with the recommendation of an independent third party. With respect to a conflict of interest brought to its attention, the Proxy Voting Committee first determines whether such conflict of interest is material. A conflict of interest is considered material to the extent that it is determined that such conflict is likely to influence, or appear to influence, CAM’s decision-making in voting proxies. If it is determined by the
Proxy Voting Committee that a conflict of interest is not material, CAM may vote proxies notwithstanding the existence of the conflict.

If it is determined by the Proxy Voting Committee that a conflict of interest is material, the Proxy Voting Committee is responsible for determining an appropriate method to resolve such conflict of interest before the proxy affected by the conflict of interest is voted. Such determination is based on the particular facts and circumstances, including the importance of the proxy issue and the nature of the conflict of interest.

B-2

 Supplement to SAI dated 07/12/2006

Supplement dated July 12, 2006

to the Prospectuses and Statements of Additional Information

of the Funds indicated below

The following supplements the Prospectus and Statement of
Additional Information for each fund listed below:

Management

On August 1, 2006,

Legg Mason Partners Fund Advisor, LLC (or LMPFA) will become the fund’s investment manager and

Western Asset Management Company will become the fund’s subadviser. Legg Mason Partners Diversified Strategic Income Fund, Legg Mason Partners Core Plus Bond Fund, Inc. and Salomon Brothers Strategic Bond Fund will also have

Western Asset Management Company Limited as a subadviser.

LMPFA, with offices at 399 Park Avenue, New York, New York 10022, is a recently-organized investment adviser that has been formed to serve as the investment manager of the fund and other Legg Mason-sponsored funds.

Western Asset Management Company (or Western Asset), established in 1971 and having offices at 385 East Colorado Boulevard, Pasadena, California 91101, and Western Asset Management
Company Limited (or Western Asset Limited), with offices at 10 Exchange Place, London, England, act as investment advisers to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. As of March 31, 2006,
Western Asset’s total assets under management were approximately $512 billion, of which approximately $77 billion was managed by Western Asset Limited.

LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason, Inc.

LMPFA provides administrative and certain oversight services to the fund. LMPFA has delegated to Western Asset and, as applicable, Western Asset Limited, the day-to-day portfolio management of the fund. Legg Mason expects that the current portfolio managers who are responsible for the day-to-day management of the fund, as well as senior management and other key employees,

17

will be the same immediately after the new management and subadvisory agreements take effect, and the current portfolio managers will have access to the same research and other resources to support their investment management functions. The fund’s investment management fee remains unchanged.

Other information

The fund’s Board has approved a number of initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, fund shareholders will be asked to elect a new Board, approve matters that will result in the fund being grouped for organizational and governance purposes with other funds in the fund complex that are predominantly fixed income funds, and adopt a single form of organization as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies. Proxy materials describing these matters are expected to be mailed later in 2006. If shareholder approval is obtained, these matters generally are expected to be effectuated during the first quarter of 2007.

Share class standardization

The following supplements the Prospectus and Statement of Additional Information for each fund other than the Money Market Funds, Salomon Brothers Institutional Emerging Markets
Debt Fund and Salomon Brothers Institutional High Yield Bond Fund:

The fund’s Board has approved certain share class modifications to, among other things, standardize the pricing and features of all equity and fixed income funds in the fund complex. As a result, a fund’s front-end sales load and/or contingent deferred sales charge amount and/or schedule may increase in some cases or may decrease in other cases. The modifications are expected to be implemented during the fourth quarter of 2006. The fund’s Prospectus will be further supplemented prior to their implementation.

Effective July 12, 2006, the Legg Mason Partners funds and Salomon Brothers funds will reduce the minimum initial and subsequent investment

18

requirements to $

1.00 for certain programs offered by third-party intermediaries, including asset allocation programs, wrap account programs, fee-based programs and unified managed account programs or individual accounts within such programs.

Reorganization

The following supplements the Prospectus and Statement of Additional Information for each fund listed as an Acquired Fund on Schedule I to this Supplement:

The fund’s Board has approved a reorganization pursuant to which the fund’s assets would be acquired, and its liabilities would be assumed, by the fund (the
“Acquiring Fund”) listed opposite the fund on Schedule I in exchange for shares of the Acquiring Fund. The fund would then be liquidated, and shares of the Acquiring Fund would be distributed to fund shareholders.

Under the reorganization, fund shareholders would receive shares of the Acquiring Fund with the same aggregate net asset value as their shares of the fund. It is anticipated that no gain or loss for Federal income tax purposes would be recognized by fund shareholders as a result of the reorganization.

The reorganization is subject to the satisfaction of certain conditions, including approval by fund shareholders. Proxy materials describing the reorganization are expected to be mailed later in 2006. If the reorganization is approved by fund shareholders, it is expected to occur during the first quarter of 2007. Prior to the reorganization, shareholders can continue to purchase, redeem and exchange shares subject to the limitations described in the fund’s Prospectus (except for, as noted later in this supplement, Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals Fund).

Benchmark change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Government Securities Fund:

Effective September 1, 2006, the fund’s benchmarks will change from the Lehman Brothers Government Bond Index and Citigroup Treasury/Mortgage

19

Index to the

Lehman Brothers U.S. Fixed-Rate Mortgage-Backed Securities (MBS) Index. There will be no change in the fund’s investment objective or investment policies as a result of the benchmark change.

Name change

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Limited Term Municipals Fund:

Effective

September 1, 2006, the fund’s name will be changed to Legg Mason Partners Intermediate-Term Municipals Fund. There will be no change in the fund’s investment objective or investment policies as a result of the name change.

Fund closures

The following supplements the Prospectus and Statement of Additional Information for Legg Mason Partners Arizona Municipals Fund, Inc. and Legg Mason Partners Georgia Municipals
Fund:

Effective as of the close of business on July 12, 2006, the fund will be closed to all new purchases and incoming exchanges. The fund will remain open for investment by those current shareholders who have elected to invest through a systematic investment plan or payroll deduction until August 11, 2006 in order to permit them to select an investment alternative. In addition, the fund will remain open for dividend reinvestment and
Class B to Class A conversions. Any deferred sales charge that would otherwise be payable due to the redemption of any shares of the fund will be waived as of the close of business on July 12, 2006.

* * *

*

“Salomon Brothers,” “Smith Barney” and “Citi” are service marks of Citigroup Inc., licensed for use by Legg Mason, Inc. as the names of funds and investment advisers. Legg Mason and its affiliates, as well as the fund’s investment manager, are not affiliated with Citigroup.

* * *

20

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Investment Funds, Inc.

Legg Mason Partners Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Government Securities Fund

May 1, 2006

Legg Mason Partners Municipal Funds

California Money Market Portfolio

July 29, 2005

Legg Mason Partners Florida Municipals Fund

July 29, 2005

Legg Mason Partners Georgia Municipals Fund

July 29, 2005

Legg Mason Partners Limited Term Municipals Fund

July 29, 2005

Legg Mason Partners National Municipals Fund

July 29, 2005

Massachusetts Money Market Portfolio

July 29, 2005

New York Money Market Portfolio

July 29, 2005

Legg Mason Partners New York Municipals Fund

July 29, 2005

Legg Mason Partners Pennsylvania Municipals Fund

July 29, 2005

Legg Mason Partners Funds, Inc.

Legg Mason Partners U.S. Government Securities Fund

May 1, 2006

Legg Mason Partners Short-Term Investment Grade Bond Fund

May 1, 2006

Legg Mason Partners Income Funds

Legg Mason Partners Diversified Strategic Income Fund

November 28, 2005

Legg Mason Partners High Income Fund

November 28, 2005

Legg Mason Partners Municipal High Income Fund

November 28, 2005

Legg Mason Partners Total Return Bond Fund

November 28, 2005

Legg Mason Partners Exchange Reserve Fund

November 28, 2005

Legg Mason Partners Managed Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners California Municipals Fund, Inc.

June 28, 2006

Legg Mason Partners New Jersey Municipals Fund, Inc.

July 29, 2005

Legg Mason Partners Oregon Municipals Fund

August 28, 2005

21

Fund

Date of Prospectus and Statement of Additional Information*

Legg Mason Partners Arizona Municipals Fund, Inc.

September 28, 2005

Legg Mason Partners Core Plus Bond Fund, Inc.

November 28, 2005

Legg Mason Partners Massachusetts Municipals Fund

March 30, 2006

Legg Mason Partners Investment Trust

Legg Mason Partners Intermediate Maturity California Municipals Fund

March 30, 2006

Legg Mason Partners Intermediate Maturity New York Municipals Fund

March 30, 2006

Legg Mason Partners World Funds, Inc.

Legg Mason Partners Inflation Management Fund

February 28, 2006

Legg Mason Partners Adjustable Rate Income Fund

September 28, 2005

Legg Mason Partners Trust II

Legg Mason Partners Short Duration Municipal Income Fund

February 28, 2006

Salomon Funds Trust

Salomon Brothers National Tax Free Bond Fund

May 1, 2006

Salomon Brothers California Tax Free Bond Fund

May 1, 2006

Salomon Brothers New York Tax Free Bond Fund

May 1, 2006

Salomon Brothers Series Funds Inc

Salomon Brothers High Yield Bond Fund

May 1, 2006

Salomon Brothers Short/Intermediate U.S. Government Fund

May 1, 2006

Salomon Brothers Strategic Bond Fund

May 1, 2006

Salomon Brothers Cash Management Fund

May 1, 2006

Salomon Brothers New York Municipal Money Market Fund

May 1, 2006

Salomon Brothers Institutional Money Market Fund

May 1, 2006

22

Fund

Date of Prospectus and Statement of Additional Information*

Salomon Brothers Institutional Series Funds Inc

Salomon Brothers Institutional Emerging Markets Debt Fund

May 1, 2006

Salomon Brothers Institutional High Yield Bond Fund

May 1, 2006

Smith Barney Institutional Cash Management Fund Inc.

Cash Portfolio

September 29, 2005

Government Portfolio

September 29, 2005

Municipal Portfolio

September 29, 2005

Smith Barney Municipal Money Market Fund, Inc.

July 29, 2005

Smith Barney Money Funds, Inc.

Cash Portfolio

May 1, 2006

Government Portfolio

May 1, 2006

CitiFunds Trust III

Citi Cash Reserves

December 31, 2005

Citi US Treasury Reserves

December 31, 2005

Citi Tax Free Reserves

December 31, 2005

Citi California Tax Free Reserves

December 31, 2005

Citi Connecticut Tax Free Reserves

December 31, 2005

Citi New York Tax Free Reserves

December 31, 2005

CitiFunds Premium Trust

Citi Premium Liquid Reserves

December 31, 2005

Citi Premium US Treasury Reserves

December 31, 2005

CitiFunds Institutional Trust

Citi Institutional Liquid Reserves

December 31, 2005

Citi Institutional Cash Reserves

December 31, 2005

Citi Institutional US Treasury Reserves

December 31, 2005

Citi Institutional Tax Free Reserves

December 31, 2005

Citi Institutional Enhanced Income Fund

December 31, 2005

CitiFunds Trust I

Citi Institutional Money Reserves

December 31, 2005

*

As supplemented.

23

Schedule I – Reorganizations

Acquired Fund

Acquiring Fund

Legg Mason Partners Core Plus Bond Fund, Inc.

Legg Mason Partners Diversified Strategic Income Fund

Salomon Brothers Strategic Bond Fund

Legg Mason Partners U.S. Government Securities Fund

Legg Mason Partners Government Securities Fund

Legg Mason High Yield Portfolio

Legg Mason Partners High Income Fund

Legg Mason Tax-Free Intermediate-Term Income Trust

Legg Mason Partners Limited Term Municipals Fund

Legg Mason Partners National Municipals Fund

Legg Mason Partners Managed Municipals Fund, Inc.

Salomon Brothers National Tax Free Bond Fund

Legg Mason Partners Georgia Municipals Fund

Legg Mason Partners Arizona Municipals Fund, Inc.

Salomon Brothers New York Tax Free Bond Fund

Legg Mason Partners New York Municipals Fund

Salomon Brothers California Tax Free Bond Fund

Legg Mason Partners California Municipals Fund, Inc.

Legg Mason Pennsylvania Tax Free Income Trust

Legg Mason Partners Pennsylvania Municipals Fund

Legg Mason Partners Exchange Reserve Fund

Cash Portfolio

Salomon Brothers New York Municipal Money Market Fund

New York Money Market Portfolio

24